UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Jos. A. Bank Clothiers, Inc.
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JOS. A. BANK CLOTHIERS, INC.

500 Hanover Pike

Hampstead, Maryland 21074

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Jos. A. Bank Clothiers, Inc., a Delaware corporation (the “Company”), which will be held at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland, 21074 commencing at 10:00 a.m., local time, on Friday, June 21, 2013.

The following pages contain the formal notice of the Annual Meeting and the related Proxy Statement. The Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 is enclosed as a separate document with these materials.

The matters to be considered and voted on at the Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by mail, phone or the Internet. Instructions are contained on the enclosed proxy or voting instruction card. If you attend the Annual Meeting and wish to change your vote, you may be able to do so by voting in person at the Annual Meeting.

I look forward to seeing you on June 21, 2013 and discussing with you the business of your company.

Sincerely,

R. Neal Black,
President and Chief Executive Officer

May 17, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 2013

Time and Date	10:00 a.m., local time, on June 21, 2013

Place	Our corporate offices, 500 Hanover Pike, Hampstead, Maryland 21074

Items of Business

(1)    To elect two directors for terms expiring at our 2016 Annual Meeting of Stockholders;

(2)    To consider and vote upon the appointment of Deloitte & Touche LLP, our registered public accounting firm, for the fiscal year ending February 1, 2014;

(3)    To consider and vote upon an advisory resolution approving the compensation of our named executive officers (“Say on Pay”);

(4)    To consider and vote upon an amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan; and

(5)    To consider such other business as may properly come before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	The Record Date for the Annual Meeting is May 8, 2013. You are entitled to vote only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date.

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance, in addition to the documentation described below, if applicable.

If you hold your shares through a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers (in nominee name or otherwise), your name is not registered directly with our stock transfer agent. In such case, you are known as a beneficial owner that holds shares in street name, rather than a stockholder of record. If you are not a stockholder of record, you should be prepared to provide proof of stock ownership as of the Record Date, such as a brokerage account statement showing that you owned Jos. A. Bank stock as of the Record Date, a copy of the voting instruction card provided by your broker or other nominee, or other similar evidence of ownership.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and authorize your proxy or voting instructions as soon as possible, but in no event later than 11:59 p.m. (Eastern Time) on June 20, 2013, at which time the proxy authorization period will close. You may authorize your proxy by mail, phone or the Internet. Instructions are contained on the enclosed proxy or voting instruction card. For specific instructions on how to vote your shares, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement and to the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Charles D. Frazer, Secretary

May 17, 2013

Important Notice Regarding the Availability of Proxy Materials for the 2013

Annual Meeting of Stockholders to Be Held on June 21, 2013.

The Proxy Statement and Annual Report on Form 10-K

are available at https://materials.proxyvote.com/480838.

JOS. A. BANK CLOTHIERS, INC.

PROXY STATEMENT TABLE OF CONTENTS

JOS. A. BANK CLOTHIERS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2013

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	The Board of Directors (the “Board”) of Jos. A. Bank Clothiers, Inc., a Delaware corporation (“Jos. A. Bank,” the “Company,” “our” or “we”), is providing these proxy materials to you in connection with the Board’s solicitation of proxies for our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on June 21, 2013 at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland commencing at 10:00 a.m., local time. Stockholders as of the close of business on May 8, 2013, the record date for the Annual Meeting (the “Record Date”), are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement and accompanying proxy card (or voting instruction card) are being mailed on or about May 17, 2013 to all stockholders entitled to vote at the Annual Meeting.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:	This Proxy Statement contains information regarding our corporate governance practices, our board of directors, our named executive officers, the compensation of our named executive officers, the proposals to be voted on at the Annual Meeting and certain other required information.

Q:	HOW MAY I OBTAIN JOS. A. BANK’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 2013?

A:	We have enclosed with this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 (“Fiscal 2012”). Our Annual Report on Form 10-K can also be accessed through our website at www.josbank.com. We filed our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on April 3, 2013.

Q:	CAN I VIEW THESE PROXY MATERIALS OVER THE INTERNET?

A:	Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K are available at https://materials.proxyvote.com/480838.

Q:	WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of two directors for terms expiring at our 2016 Annual Meeting of Stockholders;

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our registered public accounting firm for the fiscal year ending February 1, 2014 (“Fiscal 2013”);

•	An advisory resolution approving the compensation of our named executive officers (“Say on Pay”); and

•	The amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.

We will also consider other business that properly comes before the Annual Meeting.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote your shares “FOR” the nominees to the Board; “FOR” the ratification of the appointment of Deloitte as our registered public accounting firm for Fiscal 2013; “FOR” the advisory resolution approving the compensation of our named executive officers (“Say on Pay”); and “FOR” the amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.

Q:	WHAT SHARES MAY I VOTE?

A:	Each share of our common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, dealer, voting trustee, bank, association or other nominee that exercises fiduciary powers (in nominee name or otherwise) (collectively, a “Broker”).

We had 27,969,969 shares of common stock issued and outstanding on the Record Date.

Q:	WHAT IS THE DIFFERENCE BETWEEN BEING A STOCKHOLDER OF RECORD AND BEING THE BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

A:	A stockholder of record owns shares which are registered in the owner’s own name. A beneficial owner owns shares which are registered in street name through a third party, such as a Broker. Most of our stockholders own their shares beneficially in street name through Brokers rather than directly in their own names. As summarized below, there are some distinctions between stockholders of record and beneficial owners.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. With respect to such shares, these proxy materials are being sent to you by Jos. A. Bank. As the stockholder of record, you have the right to grant your voting proxy directly to our designees, R. Neal Black (our President and Chief Executive Officer) and Charles D. Frazer (our General Counsel and corporate Secretary), or to any other person you wish to designate, or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to grant your voting proxy to Messrs. Black and Frazer.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares registered in street name. With respect to such shares registered through a Broker, it is likely that these proxy materials, together with a voting instruction card, are being forwarded to you by your Broker. As the beneficial owner, you have the right to direct your Broker how to vote. You may use the voting instruction card provided by your Broker for this purpose. Even if you have directed your Broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your Broker giving you the right to vote the shares at the Annual Meeting.

Q:	WHO IS ENTITLED TO ATTEND THE ANNUAL MEETING AND WHAT ARE THE ADMISSION PROCEDURES?

A:	You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 500 Hanover Pike, Hampstead, Maryland 21074. To obtain directions to the Annual Meeting, please contact our Investor Relations Department at (410) 239-5900.

The Annual Meeting will begin promptly at 10:00 a.m., local time. You should be prepared to present photo identification for admittance. In addition, if you are a beneficial holder, to attend the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned Jos. A. Bank stock as of the Record Date or the voting instruction card provided by your Broker. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	MAY I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:	You may attend the Annual Meeting to vote your shares in person. If you are a stockholder of record and you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your Broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may authorize your proxy to vote your shares on your behalf by submitting the enclosed proxy card. If you hold shares beneficially in street name, you may authorize your proxy to vote your shares on your behalf by following the instructions provided by your Broker. For directions on how to authorize your proxy, please refer to the instructions below and those included on your proxy card (for stockholders of record) or on the voting instructions provided by your Broker (for stockholders holding shares beneficially in street name).

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. The proxy card also includes directions as to how you may authorize your proxy through the Internet and by telephone. Stockholders who hold shares beneficially in street name may vote by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes, or by following alternative instructions provided by their Broker. Except for shares voted in person at the Annual Meeting, the proxy authorization period will close at 11:59 p.m. (Eastern Time) on June 20, 2013. To be included in the vote count, your votes must be received prior to that time. We encourage you to authorize your proxy early. If you choose to authorize your proxy by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the deadline.

Q:	CAN I REVOKE MY PROXY?

A:	Yes. You may revoke your proxy at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation prior to your shares being voted or by attending the Annual Meeting and voting in person. Any notice of revocation should be addressed to our Secretary, Charles D. Frazer, Esquire, 500 Hanover Pike, Hampstead, Maryland 21074. For shares you hold beneficially in street name, you may change your vote by following the instructions provided by your Broker, or if you have obtained a legal proxy or other evidence from your Broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Without taking one of the actions described above, attending the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy or if you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (410) 239-5900.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Jos. A. Bank or to third parties, except: (a) as necessary to meet applicable legal requirements; (b) to allow for the tabulation and certification of the vote; or (c) to facilitate a successful proxy solicitation.

Q:	WHAT IS THE QUORUM REQUIRED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A:	In order to hold and transact business at the Annual Meeting, holders of a majority of outstanding shares of Jos. A. Bank common stock entitled to vote must be present in person or represented by proxy at the Annual Meeting.

Q:	HOW ARE VOTES COUNTED AND WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING?

A:	Abstentions and broker non-votes will be counted toward a quorum but will have no effect on the outcome of any of the proposals presented at the meeting. A broker non-vote is a vote that is not cast on a non-routine matter because the Broker lacks discretionary authority to vote the shares and the Broker has not received voting instructions from the beneficial owner.

In the election of the directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to either or both of the nominees. Nominees for director in uncontested elections must be elected by majority vote. As of the Record Date, the number of nominees for election at the Annual Meeting is equal to the number of directors to be elected. Therefore, the election at the Annual Meeting will be uncontested and a nominee for director will be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting.

For the ratification of the appointment of Deloitte as our registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, either in person or by proxy, is required to ratify the selection of Deloitte as our registered public accounting firm for Fiscal 2013.

For the advisory resolution approving the compensation of our named executive officers (“Say on Pay”), you may vote “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, either in person or by proxy, is required to approve the advisory resolution approving the compensation of our named executive officers (“Say on Pay”).

For the approval of the amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, either in person or by proxy, is required to approve the amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of this Annual Meeting, “FOR” our nominees to the Board; “FOR” the ratification of the appointment of Deloitte as our registered public accounting firm; “FOR” the advisory resolution approving the compensation of our named executive officers (“Say on Pay”); and “FOR” the amendment and restatement of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan). With regard to any other matters that properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

Q:	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:	As to matters which are set forth in this Proxy Statement, the persons named as proxy holders, R. Neal Black and Charles D. Frazer, will vote as instructed in your proxy or voting instruction card. We are not aware of any business to be acted upon at the Annual Meeting other than the four items of business described in this Proxy Statement. No stockholder proposals were submitted for consideration at the Annual Meeting and the time period during which such proposals may be submitted has passed. If you grant a proxy to Messrs. Black and Frazer, they will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting for which the Company did not have sufficient notice as contemplated by the Amended and Restated Bylaws of the Company. If for any unforeseen reason either of our director nominees is unavailable to stand for election, the proxy holders will vote your shares as authorized in your proxy for such other candidate(s) as may be nominated by our Nominating and Corporate Governance Committee in its discretion.

Q:	WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

A:	The inspector of elections will be a representative of Jos. A. Bank.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:	You may not vote more shares than you own. However, you may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	HOW MAY I OBTAIN A SEPARATE SET OF VOTING MATERIALS?

A:	Pursuant to an SEC approved procedure called “householding,” multiple stockholders who share the same address will receive a single proxy statement and annual report at that address unless they provide contrary instructions. Any such stockholder who wishes to receive a separate proxy statement and/or annual report now or in the future may write or call the Company at our Investor Relations Department, 500 Hanover Pike, Hampstead, Maryland 21074, telephone: (410) 239-5900. You may also request a separate copy of this year’s Proxy Statement and/or Annual Report on Form 10-K for Fiscal 2012 by visiting our website, www.josbank.com. The Company will promptly, upon written or oral request, deliver a separate copy of the Proxy Statement and/or Annual Report on Form 10-K for Fiscal 2012 to any stockholder at a shared address to which only a single copy was delivered. Similarly, stockholders sharing the same address who have received multiple copies of this Proxy Statement and/or our Annual Report on Form 10-K for Fiscal 2012 may contact the Company at the above address and phone number to request delivery of a single copy in the future. Stockholders who hold shares beneficially in street name may contact their Broker to request information about householding.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:

Jos. A. Bank is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing and distributing these proxy materials and soliciting votes. Upon request, we will also reimburse Brokers for forwarding proxy and solicitation materials to stockholders. To assist with the solicitation of proxies or votes, the Company has retained Georgeson Inc. for an estimated fee of $15,000 plus out-of-pocket expenses. In addition, the solicitation of proxies or votes may be made by our directors, officers and employees. These individuals will not receive any additional compensation for any solicitation activities. Solicitations may be in person, by telephone or by any other means of communication.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose results on a Form 8-K that will be filed not more than four business days following the Annual Meeting.

Q:	WHAT IS THE DEADLINE FOR STOCKHOLDERS TO SUBMIT PROPOSALS FOR INCLUSION IN JOS. A. BANK’S PROXY STATEMENT FOR THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS?

A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our Proxy Statement relating to, and for consideration at, the 2014 Annual Meeting of Stockholders by submitting their proposals to us by the deadline established by Rule 14a-8. Such proposals will be so included if received at our principal executive offices not later than January 17, 2014 and if they otherwise comply with the requirements of Rule 14a-8.

Q:	WHAT IS THE DEADLINE FOR STOCKHOLDERS TO PROPOSE BUSINESS, OR TO NOMINATE DIRECTORS, FOR CONSIDERATION AT THE COMPANY’S 2014 ANNUAL MEETING THAT ARE NOT INTENDED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT PURSUANT TO RULE 14A-8?

A:

You may submit proposals of business, or nominate directors, for consideration at the Company’s 2014 Annual Meeting that are not intended to be included in the Company’s proxy statement pursuant to Rule 14a-8 by complying with the procedures specified in our Amended and Restated Bylaws. Under our Amended and Restated Bylaws, in order for a stockholder proposal or director nomination to be considered at the Company’s 2014 Annual Meeting, such proposal or nomination must be delivered to the Company’s principal executive offices between December 18, 2013 and 5:00 p.m., Eastern Time, January 17, 2014. In the event that the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the previous Annual Meeting, in order for notice by a stockholder to be timely, such notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Any stockholder considering submitting a director nomination or proposal for action at the Company’s 2014 Annual Meeting is directed to the Company’s Amended and Restated Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. You may contact the Secretary of Jos. A. Bank at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

OVERVIEW OF OUR CORPORATE GOVERNANCE PRACTICES

The Company has adopted a Statement of Corporate Governance Standards, which may be found on our website at www.josbank.com. We believe that our corporate governance practices are appropriate and in the best interest of our Company and our stockholders. Some of the key aspects of our corporate governance practices are as follows:

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that in uncontested elections (i.e., elections at which the number of nominees is equal to the number of board seats being filled), nominees for directors must be elected by a majority vote. Conversely, in a contested election, nominees for directors may be elected by a plurality vote.

In an uncontested election, a nominee for director will be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The election of directors to be held at the 2013 Annual Meeting is an uncontested election. Our Statement of Corporate Governance Standards provides that if an incumbent director does not receive the votes required in the Company’s Amended and Restated Bylaws, the director must promptly tender his or her resignation for consideration by the Board. The Nominating and Corporate Governance Committee shall initially consider such resignation and shall recommend to the Board whether to accept the resignation. The Board may accept or reject such resignation.

INDEPENDENCE OF DIRECTORS

Four out of six of our current directors are “independent directors” as defined in the NASDAQ Stock Market Rules (the “NASDAQ Rules”). Our two non-independent directors, Robert N. Wildrick and R. Neal Black, bring special insight to the Board as a result of their service as the Company’s former and current, respectively, Chief Executive Officer.

COMMITTEE INDEPENDENCE

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is composed entirely of independent directors.

BOARD LEADERSHIP STRUCTURE

We maintain a Board leadership structure that separates the positions of Chairman of the Board, Lead Independent Director and Chief Executive Officer. By having separate individuals serve in these three distinct capacities, we believe that we provide for additional oversight by the Board and enable our Chief Executive Officer, R. Neal Black, to focus his time and attention on the Company’s operations. Our current Chairman of the Board, Robert N. Wildrick, has been a director since 1994 and served as our Chief Executive Officer from November 1999 through December 2008. Our current Lead Independent Director, Andrew A. Giordano, has been a director since 1994, served as our interim Chief Executive Officer from May 1999 to October 1999 and has served as Lead Independent Director since November 1999. In addition, Mr. Giordano is chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee. These experiences enhance Mr. Wildrick’s and Mr. Giordano’s ability (and therefore the Board’s ability) to oversee the Chief Executive Officer in his management of our Company. The Board as a whole engages in risk oversight as part of its functions. We believe that our Board leadership structure enables the Board to manage risk oversight effectively.

BOARD EVALUATIONS

Our Nominating and Corporate Governance Committee coordinates evaluations of our Board, its committees and individual directors.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

All of our directors and executive officers own shares of our common stock. We believe that the directors and executive officers of the Company should own and hold our common stock or other qualifying shares to further align their interests and actions with the interests of the Company’s stockholders. The Board has adopted stock ownership guidelines applicable to all of our directors, our Chief Executive Officer and our Executive Vice Presidents. Pursuant to the guidelines, each of our directors is required to accumulate and hold 7,500 qualified shares of equity in the Company; our Chief Executive Officer is required to accumulate and hold 75,000 qualified shares of equity in the Company; and each of our Executive Vice Presidents is required to accumulate and hold 15,000 qualified shares of equity in the Company. The guidelines further provide that each director is expected to be in compliance with the targeted share holdings by June 2013 and each executive officer is expected to be in compliance with the targeted share holdings by June 2015. The Board anticipates that the guidelines will be timely satisfied by each director and executive officer. The stock ownership guidelines may be found on our website at www.josbank.com.

CLAWBACK

Pursuant to the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “Original Equity Incentive Plan”), the Company will, to the extent permitted by governing law, require reimbursement of any cash or equity-based incentive compensation paid to any named executive officer where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Compensation Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Company will, to the extent practicable, seek to recover the described cash or equity-based incentive compensation for the relevant period, plus a reasonable rate of interest. In addition, with respect to other grantees, the Compensation Committee may make retroactive adjustments to, and the grantee shall reimburse to the Company, any cash or equity-based incentive compensation paid to the grantee where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the grantee otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the grantee’s misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the grantee’s cash or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Proposal Four of this Proxy Statement asks our stockholders to approve the amendment and restatement of the Original Equity Incentive Plan (the “Amended Equity Incentive Plan”). Under the Amended Equity Incentive Plan, the foregoing clawback provision is expanded to establish recovery of awards under specified circumstances as the policy of the Company applicable to all incentive compensation paid by the Company. The Amended Equity Incentive Plan also provides that grantees shall reimburse the Company, and the Company shall recover from grantees, those amounts required pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any other legal requirements now or hereafter in effect.

AUDIT

For at least each of the three fiscal years for which we provide audited financial statements in our Annual Report on Form 10-K for Fiscal 2012: (a) Deloitte, our independent registered public accounting firm, has expressed an unqualified opinion on the Company’s consolidated financial statements; (b) we have not restated any of our consolidated financial statements; (c) all of our financial disclosure filings have been timely; (d) no securities regulator has taken enforcement action against us; and (e) we have not had any material weaknesses in our internal controls.

INFORMATION REGARDING OUR BOARD OF DIRECTORS

The following table sets forth our current directors, their ages and the positions they hold:

Name	Age	Position
R. Neal Black	58	Director, Chief Executive Officer and President
James H. Ferstl	70	Director
Andrew A. Giordano	81	Director, Chairman Emeritus, Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee
William E. Herron	67	Director and Chairman of the Audit Committee
Sidney H. Ritman	80	Director and Chairman of the Compensation Committee
Robert N. Wildrick	68	Director, Chairman of the Board and Chairman of the Executive Committee

BOARD INDEPENDENCE

The Board has affirmatively determined that each of Messrs. Ferstl, Giordano, Herron and Ritman (individually, an “Independent Director” and collectively, the “Independent Directors”) is an “independent director” as defined in the NASDAQ Rules. Mr. Henry Homes, III, who was a director of the Company at the beginning of Fiscal 2012, but was no longer a director of the Company as of June 15, 2012, was affirmatively determined by the Board to be an “independent director” as defined in the NASDAQ Rules during his tenure as director. In making these independence determinations, the Board found that none of the Independent Directors (including Mr. Homes) has a disqualifying relationship that would prohibit him from being considered “independent” under the NASDAQ Rules and that none of the Independent Directors (including Mr. Homes) has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a standing Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. The members and primary responsibilities of those committees are as follows:

AUDIT COMMITTEE

The Audit Committee, comprised of Messrs. Giordano, Herron (Chairman) and Ritman, assists the Board with the oversight of: (a) the integrity of our financial statements; (b) the qualifications and independence of our registered public accounting firm; (c) the performance of our registered public accounting firm; (d) the adequacy of our systems of internal accounting and financial controls; and (e) our compliance with ethics policies and legal and regulatory requirements. As required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, the Audit Committee also reviews and approves all related party transactions and considers information regarding potential relationships between the Company and the directors, executive officers or their immediate family members.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Such responsibility includes the resolution of disagreements between management and our registered public accounting firm regarding financial reporting. There were no such disagreements in Fiscal 2012. Our registered public accounting firm reports directly to the Audit Committee. The Audit Committee has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company covers all payments to these independent advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that Mr. Herron is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. All members of the Audit Committee are independent directors as defined in the NASDAQ Rules and Rule 10A-3 of the Exchange Act.

The Audit Committee operates pursuant to a charter duly adopted by the Board. A current copy of the Audit Committee charter is available on our website at www.josbank.com.

COMPENSATION COMMITTEE

From the beginning of Fiscal 2012 through April 25, 2012, the Compensation Committee was comprised of Messrs. Herron, Homes and Ritman (Chairman). On April 26, 2012, Mr. Ferstl was added as a member of the Compensation Committee. As of June 15, 2012, Mr. Homes was no longer a director of the Company and was therefore no longer a member of the Compensation Committee. The Compensation Committee determines the compensation of the Chief Executive Officer and other executive officers of the Company in compliance with the NASDAQ Rules and may advise the Board, or take other action, on other matters of compensation (such as setting compensation for non-employee directors). The Board has determined that all members of the Compensation Committee are independent directors as defined in the NASDAQ Rules. The Compensation Committee operates pursuant to a charter duly adopted by the Board. A current copy of the Compensation Committee charter is available on our website at www.josbank.com. The Compensation Committee may delegate any aspect of its responsibility and authority to subcommittees or individual Compensation Committee members.

EXECUTIVE COMMITTEE

The Executive Committee, comprised of Messrs. Giordano, Ritman and Wildrick (Chairman), is authorized to exercise all of the powers and authority of the Board at times when the Board is not meeting; provided, however, that the Executive Committee is not permitted to exercise such powers as are reserved for the Board under Delaware law or otherwise restricted under the terms of the Executive Committee’s charter duly adopted by the Board. A current copy of the Executive Committee charter is available on our website at www.josbank.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee, comprised of Messrs. Ferstl, Giordano (Chairman) and Ritman: (a) proposes the slate of candidates for election as directors at each Annual Meeting of Stockholders; (b) considers and reviews the qualifications of any individual nominated for election to the Board by stockholders; (c) in the event of any vacancies which may arise on the Board, identifies and recommends to the Board candidates who are qualified to serve on the Board; (d) recommends to the Board the assignment of directors to serve on committees of the Board; and (e) develops and recommends to the Board (and reviews from time to time) corporate governance principles for the Company as the Nominating and Corporate Governance Committee may deem necessary or advisable. If there should occur an uncontested election for directors at which a director-nominee is not elected by majority vote, the director-nominee shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall thereupon consider such resignation and shall recommend to the Board whether to accept or reject the resignation. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee operates pursuant to a charter duly adopted by the Board. A current copy of the Nominating and Corporate Governance Committee charter is available on our website at www.josbank.com.

DIRECTOR ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During Fiscal 2012, the Board held four meetings; the Audit Committee held four meetings; the Compensation Committee held two meetings; and the Executive Committee held eight meetings. The Nominating and Corporate Governance Committee did not meet, but did take action by unanimous written consent. During Fiscal 2012, each director attended or participated in 75% or more of (a) the meetings of the Board and (b)  the meetings of all committees of the Board on which such director served.

DIRECTOR ATTENDANCE AT ANNUAL MEETING; STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

It is the policy of the Board that all current directors are expected to attend the Company’s annual meetings of stockholders. All of our current directors were present at the 2012 Annual Meeting of Stockholders held on June 15, 2012. Our Chairman of the Board will be available to respond to appropriate questions and comments from stockholders immediately following the 2013 Annual Meeting. Stockholders may also communicate with the Board by sending a letter to Jos. A. Bank Clothiers, Inc. Board of Directors c/o General Counsel, 500 Hanover Pike, Hampstead, Maryland 21074. The General Counsel will receive the correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

CONSIDERATION OF DIRECTOR NOMINEES

DIRECTOR QUALIFICATIONS

The Board does not believe that it is in our best interests to establish rigid criteria for the selection of prospective director nominees. Rather, the Board recognizes that the challenges and needs we face will change over time and, accordingly, believes that the selection of prospective director nominees should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. At the same time, the Board strongly believes that we will benefit from a diversity of background and experience on the Board. The Board therefore seeks prospective director nominees who, in addition to general management experience and business knowledge, possess an expertise in one or more areas critical to the Company, such as: retail; finance; international business; investment banking; corporate governance; financial control systems; risk assessment; logistics; and investor relations.

In addition, there are certain general attributes that the Board believes all prospective director nominees must possess in order to be recommended by the Nominating and Corporate Governance Committee, including:

•	a commitment to ethics and integrity;

•	a commitment to personal and organizational accountability;

•	a history of achievement that reflects superior standards for themselves and others; and

•	an ability to take tough positions while, at the same time, being respectful of the opinions of others and working collaboratively.

To help ensure a safe, healthy and productive environment at the Company and to protect the reputation of the Company, the Board has adopted a drug- and alcohol-free workplace policy applicable to Directors, director nominees and prospective director nominees, all of whom are subject to screening tests for drugs and/or alcohol.

In evaluating any prospective director, the Board and the Nominating and Corporate Governance Committee will also take into consideration whether such prospective director, if elected to the Board, would qualify as an independent director in accordance with the NASDAQ Rules.

IDENTIFYING AND EVALUATING PROSPECTIVE DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee uses a variety of methods for identifying nominees for director. Prospective director nominees may come to our attention through current directors, professional search firms, professional associations, stockholders or other persons.

The Nominating and Corporate Governance Committee will evaluate all prospective director nominees, including those recommended by stockholders, in the same manner. Generally, prospective director nominees will be evaluated at special meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make an initial determination as to whether to conduct a full evaluation of the prospective director nominee based upon various factors, including, but not limited to: (a) the information submitted with the nomination; (b) the Nominating and Corporate Governance Committee’s own knowledge of the prospective director nominee; (c) the current size of the Board and any anticipated vacancies or needs; and (d) whether the prospective director nominee can satisfy any specific qualifications established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may then decide to do a comprehensive evaluation of a prospective director nominee, which may include an interview of the candidate.

STOCKHOLDER RECOMMENDED NOMINEES

The policy of the Nominating and Corporate Governance Committee is to consider prospective director nominees recommended by a stockholder. For a description of the process for nominating directors in accordance with our Amended and Restated Bylaws, see “What is the deadline for Stockholders to propose business, or to nominate directors, for consideration at the Company’s 2014 Annual Meeting that are not intended to be included in the Company’s proxy statement pursuant to Rule 14a-8?” in the “Questions and Answers” section of this Proxy Statement. No stockholder has submitted a nominee for consideration by the Nominating and Corporate Governance Committee in connection with the Annual Meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

Each of our directors other than Mr. Black (“Non-Employee Directors”) is entitled to compensation for board service as set by the Compensation Committee. As an officer of the Company, Mr. Black is not entitled to compensation for his services as a director. Management assists the Compensation Committee with the compensation setting process as needed.

Each Non-Employee Director receives an annual retainer of $40,000. Additional annual retainers are paid as follows: Chairman of the Board-$150,000; Lead Independent Director-$60,000; and the Chairmen of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee-$30,000. No fee is paid for the chairmanship of the Executive Committee. Each Non-Employee Director also receives attendance fees of $3,000 per Board meeting and $1,500 per committee meeting. One-half of the usual meeting attendance fee (i.e., $1,500 and $750, respectively) is paid to each Non-Employee Director for participation in each telephonic Board or committee meeting. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with attending meetings of the Board or of a Committee.

The Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan” or “Original Equity Incentive Plan”) provides for certain automatic awards to Non-Employee Directors. Unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on each June 1 (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 2,250 restricted stock units and (b) any person who first becomes a Non-Employee Director after June 17, 2010, shall receive an inaugural award of 1,500 restricted stock units upon his or her election to the Board. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant.

FISCAL 2012 DIRECTOR COMPENSATION

The table below provides information concerning compensation of the Non-Employee Directors for Fiscal 2012:

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation(3) ($) (g)	Total ($) (h)
James H. Ferstl	52,000	95,355	—	—	—	—	147,355
Andrew A. Giordano	157,750	95,355	—	—	—	—	253,105
William E. Herron	86,500	95,355	—	—	—	—	181,855
Henry Homes, III(4)	5,250	—	—	—	—	—	5,250
Sidney H. Ritman	100,000	95,355	—	—	—	—	195,355
Robert N. Wildrick	213,250	95,355	—	—	—	834,487	1,143,092

(1)	Amounts reported in column (b) represent retainers and attendance fees as more fully detailed in the table below.

(2)

Amounts reported in column (c) represent the grant date fair value of restricted stock units issued to the directors, based on the closing price of the Company’s common stock on the date of grant. At the end of Fiscal 2012, each non-employee director held 2,250 restricted stock units and no unexercised options or other unvested stock awards.

(3)

The amount reported in column (g) represents fees paid to Mr. Wildrick during Fiscal 2012 pursuant to his consulting agreement with the Company ($825,000), as more fully discussed below in the section of this Proxy Statement titled “Transactions with Related Persons,” and the incremental cost to the Company of medical, dental, vision and medical expense reimbursement insurance provided to Mr. Wildrick during Fiscal 2012 ($9,487).

(4)	Effective June 15, 2012, Mr. Homes was no longer a director of the Company.

The table below provides detail regarding fees earned by or paid in cash to Non-Employee Directors in Fiscal 2012:

Name	Annual Retainer ($)	Lead Independent Director Retainer ($)	Committee Chair Retainer ($)	Chairman Retainer ($)	Attendance Fees ($)	Total ($)
James H. Ferstl	40,000	—	—	—	12,000	52,000
Andrew A. Giordano	40,000	60,000	30,000	—	27,750	157,750
William E. Herron	40,000	—	30,000	—	16,500	86,500
Henry Homes, III	—	—	—	—	5,250	5,250
Sidney H. Ritman	40,000	—	30,000	—	30,000	100,000	(1)
Robert N. Wildrick	40,000	—	—	150,000	23,250	213,250

(1)

In Fiscal 2012, Mr. Ritman deferred receipt of $100,000 of cash compensation for Board service and was credited with approximately 2,256 stock units in the Jos. A. Bank Clothiers, Inc. 2010 Deferred Compensation Plan (the “2010 Deferred Compensation Plan”). Each stock unit is the economic equivalent of one share of Jos. A. Bank’s Common Stock. The number of deferred stock units credited to Mr. Ritman was determined by dividing the amount of each cash fee otherwise payable to Mr. Ritman by the grant date fair value of deferred stock units, based on the closing price of the Company’s common stock on the date of grant.

INFORMATION REGARDING OUR NAMED EXECUTIVE OFFICERS

Generally, a named executive officer is a company’s chief executive officer, its chief financial officer and its three other most highly compensated executive officers. Our named executive officers are: R. Neal Black, our Chief Executive Officer; David E. Ullman, our Chief Financial Officer; and Robert B. Hensley, Gary M. Merry and James W. Thorne, our three other most highly compensated executive officers. Messrs. Hensley, Merry, Thorne and Ullman are sometimes referred to collectively in this Proxy Statement as our “Executive Vice Presidents.” Our named executive officers are our only “executive officers” (as defined in Exchange Act Rule 3b-7). The following table sets forth the name, age and position(s) of each of our five named executive officers as of May 17, 2013:

Name	Age	Position
R. Neal Black	58	Director, President and Chief Executive Officer
Robert B. Hensley	60	Executive Vice President for Human Resources, Real Estate and Loss Prevention
Gary M. Merry	50	Executive Vice President for Store and Catalog Operations
James W. Thorne	52	Executive Vice President for Merchandising and Chief Merchandising Officer
David E. Ullman	55	Executive Vice President, Chief Financial Officer and Principal Financial and Accounting Officer

R. NEAL BLACK

R. Neal Black has served as one of our directors and as our Chief Executive Officer since December 2008. Mr. Black has been our President since April 2007. He joined the Company in January 2000 and served as Executive Vice President-Merchandising and Marketing from January 2000 to April 2007. In addition, Mr. Black was our Chief Merchandising Officer from January 2000 to December 2008. Mr. Black has spent his entire professional career in the retail industry, including: from 1998 to 2000, with McRae’s department stores, a division of Saks Incorporated, as Senior Vice President/General Merchandise Manager; from 1995 to 1998, with Venture Stores, Inc., a publicly traded family value retailer, ending as Senior Vice President of Product Development and General Merchandise Manager; from 1992 to 1995, with Gottschalks Department Stores, a regional department store headquartered in Fresno, California, ending as Vice President/General Merchandise Manager; from 1983 to 1992, with Design Linens, Inc., a privately-owned specialty retail chain headquartered in Portland, Oregon, ending as President; and from 1976 to 1983, with Meier & Frank, a division of May Department Stores, ending as a Buyer.

ROBERT B. HENSLEY

Robert B. Hensley has been our Executive Vice President for Human Resources, Real Estate and Loss Prevention since July 2007. Mr. Hensley was our Executive Vice President-Store Operations, Real Estate and Human Resources from April 2007 to July 2007 and our Executive Vice President-Stores and Operations from December 1999 to April 2007.

GARY M. MERRY

Gary M. Merry has been our Executive Vice President for Store and Catalog Operations since July 2007. Mr. Merry was our Senior Vice President for Operations from April 2007 to July 2007 and our Senior Vice President-Chief Information Officer from July 2001 to April 2007.

JAMES W. THORNE

James W. Thorne has been our Executive Vice President for Merchandising and Chief Merchandising Officer since February 2009. Mr. Thorne joined the Company in 1986 and has held a variety of increasingly important merchandising positions, including: Senior Vice President for Merchandising from September 2008 to January 2009; Senior Vice President for Planning and Allocation from June 2005 to September 2008; and Vice President/General Merchandise Manager for Tailored Clothing from February 2000 to June 2005.

DAVID E. ULLMAN

David E. Ullman has been our Executive Vice President-Chief Financial Officer since September 1995. Mr. Ullman is our Principal Financial and Accounting Officer.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis discusses the principles underlying the Company’s compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. This discussion focuses on the compensation of our named executive officers. This discussion and analysis provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the tables and narratives that follow.

PROCESS OF DETERMINING EXECUTIVE COMPENSATION

Our Compensation Committee determines the compensation of our named executive officers and may advise the Board, or take other action, on other matters of compensation. At the 2012 Annual Meeting of Stockholders, over 96% of the votes cast were in favor of the advisory proposal to approve our executive compensation (“Say on Pay”). The Compensation Committee reviewed the voting results and believes that this favorable outcome conveys our stockholders’ support of the Compensation Committee’s decisions and the existing executive compensation programs. Therefore, the Compensation Committee did not make any material changes to our executive compensation program or objectives in response to the vote.

Management provides the Compensation Committee with material for review concerning the compensation of the named executive officers, including a history of salary and other compensation paid to each named executive officer. Our Chief Executive Officer presents to the Compensation Committee an annual review of executive and management compensation and recommendations for base salary increases and equity and non-equity incentive compensation for our named executive officers. Our Chief Executive Officer was present during, but did not participate in, the deliberations of the Compensation Committee. The final determination of all compensation matters for our named executive officers is in the sole discretion of the Compensation Committee. Charles D. Frazer, our corporate Secretary, acts as Secretary to the Compensation Committee and is usually present during general, but not executive, sessions of the Compensation Committee. Mr. Frazer does not participate in the deliberations of the Compensation Committee. The Compensation Committee reviews the performance of each named executive officer against the established criteria for payment of incentive compensation for performance in the prior year and determines whether and in what amount incentive compensation should be paid. The Compensation Committee also considers compensation matters applicable to the current fiscal year and, when appropriate, authorizes employment agreements, agreement extensions, base salary increases and equity and non-equity incentive compensation targets.

OBJECTIVES OF THE COMPENSATION PROGRAM

Our Compensation Committee applies a consistent philosophy to compensation for our named executive officers. This philosophy is based on the premise that the Company’s achievements are the result of the coordinated efforts of all of our employees working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of our customers and stockholders. The primary objectives of the compensation program are to:

•	align compensation with our corporate performance, strategies and business objectives;

•	enable the Company to attract, retain and reward senior managers who contribute to the long-term success of the Company; and

•	promote the achievement of key financial performance measures by linking compensation to the achievement of measurable corporate performance goals.

We believe that this compensation program allows us to successfully attract and retain talented individuals, enhance stockholder value and foster innovation.

To achieve these objectives, our Compensation Committee has established the following principles to guide the development of our compensation program and to provide a framework for all compensation decisions: (a) provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value and (b) establish performance-based incentives that are directly tied to the overall financial results of the Company.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary elements of our executive compensation program are:

•	Base salary;

•	Non-equity performance-based incentive compensation (in the form of cash bonuses);

•	Equity performance-based incentive compensation (in the form of restricted stock units); and

•	Other employee benefits and non-cash perquisites.

In order to permit us to retain our named executive officers and to provide sufficient incentives for their highest possible level of performance, salaries and incentive compensation of such officers are reviewed at least annually and are usually adjusted after taking into account market conditions, individual responsibilities, experience, performance and other factors (including, where applicable, the terms of their employment agreements). Each named executive officer is employed by the Company pursuant to an employment agreement which sets forth, among other matters, the executive officer’s annualized cash base salary and non-equity incentive compensation opportunity (expressed as a percentage of base salary). Mr. Black’s agreement also sets forth his equity incentive compensation opportunity (expressed as a percentage of base salary).

These agreements with our named executive officers provide for certain potential payments upon termination for a variety of reasons, including, for Mr. Black only, following a change in control of the Company. We have provided more detailed information about these benefits, along with estimates of their values under certain circumstances, below under the title “Potential Payments on Termination or Change in Control.” We believe these benefits help us compete for the services of talented individuals in a manner which is responsible and in the best interests of our Company and stockholders.

Substantially all of the incentive compensation paid or granted to our named executive officers is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Our compensation-setting process consists of establishing for each named executive officer a targeted overall compensation level intended to permit us to retain that officer and provide sufficient incentive for his highest possible level of performance. The targeted compensation level is then allocated between base salary; non-equity incentive compensation (in the form of cash bonuses); and equity incentive compensation (in the form of restricted stock units). Unless otherwise provided in the employment agreement for a particular named executive officer, neither the targeted compensation nor the allocation thereof is fixed by formula. Rather, they are determined based on many factors including performance, internal pay equity, external market factors, reasonable employee expectations and pay history.

Base Salary

We pay a base salary to attract talented executives and provide them with a secure base of cash compensation. The Compensation Committee typically reviews compensation for the named executive officers at a time proximate to the filing of our Annual Report on Form 10-K for the prior fiscal year. Annual increases are not assured. In Fiscal 2012, the Compensation Committee did not approve base salary increases for our named executive officers. Generally, in deciding whether, and to what extent, to make an adjustment to the respective base salaries of the named executive officers (other than the Chief Executive Officer), an important factor considered by the Compensation Committee is the Chief Executive Officer’s evaluation of the individual performance of each Executive Vice President. Generally, the Chief Executive Officer makes his recommendation based upon his evaluation of each other named executive officer’s individual contribution to the performance of the Company and such other factors as he may deem relevant.

Pursuant to his employment agreement, in the event the Company grants base salary increases generally for other employees of the Company, Mr. Black is entitled to a base salary increase of not less than the annual percentage increase in the consumer price index. The Compensation Committee approved for Mr. Black a 2% base salary increase to $807,100, contingent upon the Company authorizing base salary increases generally for other employees in Fiscal 2013. Such increases, if any, are not scheduled to be effective earlier than August 4, 2013. The Compensation Committee has not approved base salary increases for our Executive Vice Presidents for Fiscal 2013. In the event general base salary increases are granted to other employees of the Company at some later date this year, the Compensation Committee may re-consider its decision with respect to base salary increases for the Executive Vice Presidents. The following table sets forth the current annualized base salary for each of the named executive officers:

Named Executive Officer	Current Fiscal 2013 Annualized Base Salary ($)
R. Neal Black	791,275
Robert B. Hensley	494,900
Gary M. Merry	465,000
James W. Thorne	440,000
David E. Ullman	469,650

Non-Equity Incentive Compensation

If approved by the Compensation Committee, non-equity incentive compensation to the named executive officers is generally paid under the Jos. A. Bank Clothiers, Inc. Executive Management Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan is intended to permit award payments that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, thereby preserving the Company’s ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section. For each of Fiscal 2012 and Fiscal 2013, the Compensation Committee established under the Cash Incentive Plan cash incentive programs designed to reward Company-wide performance through tying the payment of non-equity incentive compensation primarily to, among other things, the earning by the Company of certain net income goals. Such cash incentive programs are referred to herein respectively as the “2012 Cash Incentive Program” and the “2013 Cash Incentive Program” and collectively as the “Cash Incentive Programs.” For purposes of the Cash Incentive Programs, “net income” is the reported net income of the Company for the applicable fiscal year and is therefore determined after deduction for all incentive plan and other compensation expenses. If Awards had been authorized under the 2012 Cash Incentive Program (which they were not), they would have been paid in cash. Any Awards which may be authorized under the 2013 Cash Incentive Program are expected to be paid in cash.

The key performance goal under each of the Cash Incentive Programs is the Company earning net income within or above a specified range (the “Eligibility Range”) for the applicable fiscal year. One Eligibility Range is established for our Chief Executive Officer and one Eligibility Range is established for our Executive Vice Presidents. Within each Eligibility Range is a series of discrete net income levels. If the Company’s net income is below the Eligibility Range for a particular Cash Incentive Program, an award payment cannot be authorized under that program. If the Company’s net income is within the Eligibility Range, the percentage of the award target which each named executive officer is eligible to earn increases at each new net income level. Awards are not prorated between income levels. If the Company’s net income is at or above the highest level of net income within the Eligibility Range, each named executive officer is eligible to earn his maximum award target. As net income is a key factor in determining a company’s overall financial success, the Compensation Committee believes that using Eligibility Ranges based on net income is an appropriate basis for establishing incentive compensation goals.

The Company earning net income within or above the applicable Eligibility Range is the only performance goal under each of the Cash Incentive Programs for Mr. Black, our Chief Executive Officer. With respect to Messrs. Hensley, Merry, Thorne and Ullman, our Executive Vice Presidents (who are the only other named executive officers), the following goals (the “Personal Goals”) may also be considered and utilized by the Compensation Committee in its exercise of negative discretion to reduce the amount of an award that would otherwise have been payable at any particular level of net income achieved by the Company: (a) the participant receiving an overall job performance rating of “Effective” or better (the equivalent of 3 out of 5); (b) the participant complying with the Company’s Code of Conduct, Associate Handbook and other rules, regulations and policies and not engaging in any dishonest acts or other acts that are or may be detrimental to customers, fellow associates or the Company; and (c) the participant achieving specific goals for departmental or individual performance. The Personal Goals, together with the Company earning net income within or above the Eligibility Range, are collectively referred to as the “Performance Goals.”

The Compensation Committee has historically set the Cash Incentive Plan Eligibility Ranges for a current year so that the Company must earn at least 10% more in the current year than it earned in the immediately prior year in order for the named executive officers to be eligible to earn their maximum cash awards. If the Compensation Committee had applied that general rule in Fiscal 2013, the named executive officers could have earned their maximum cash awards for Fiscal 2013 without the Company exceeding our Fiscal 2011 net income level. The Compensation Committee did not believe that such a result would be equitable and therefore determined that it would be in the best interests of our Company and stockholders to require a greater-than-ten percent increase in net income for Fiscal 2013 in order for the named executive officers to be eligible to earn their maximum cash awards. The maximum net income in each of the Eligibility Ranges for the 2013 Cash Incentive Program represents at least a 25% increase over the Company’s 2012 net income. For the 2013 Cash Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $91.0 million to $100.2 million of net income and for the Executive Vice Presidents an Eligibility Range of $91.5 million to $101.1 million of net income. If the Company earns net income below the low end of the Eligibility Range, the applicable participant will not receive an award payment under the 2013 Cash Incentive Program. At $91.0 million of net income, Mr. Black will be eligible to receive up to 60% of his base salary; at $91.5 million of net income Messrs. Hensley, Merry, Thorne and Ullman will each be eligible to receive up to 10% of their respective base salaries. At or above $100.2 million of net income (a 25.7% increase over our Fiscal 2012 net income), Mr. Black will be eligible to receive up to approximately 151.6% of his base salary; at or above $101.1 million of net income (a 26.9% increase over our Fiscal 2012 net income), Messrs. Hensley, Merry, Thorne and Ullman will each be eligible to receive up to 65% of their respective base salaries. Between the low and high ends of the Eligibility Ranges, the percentage of base salary which each participant will be eligible to receive will increase at each new net income level.

For the 2012 Cash Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $97.5 million to $107.3 million of net income and for the Executive Vice Presidents an Eligibility Range of $100.9 million to $108.7 million of net income. If the Company had earned net income below the low end of the Eligibility Range, the applicable participant would not have received an award payment under the 2012 Cash Incentive Program. At $97.5 million of net income, Mr. Black would have been eligible to receive up to 60% of his base salary; at $100.9 million of net income Messrs. Hensley, Merry, Thorne and Ullman would each have been eligible to receive up to 10% of their respective base salaries. At or above $107.3 million of net income, Mr. Black would have been eligible to receive up to approximately 151.6% of his base salary; at or above $108.7 million of net income, Messrs. Hensley, Merry, Thorne and Ullman would each have been eligible to receive up to 65% of their respective base salaries. Between the low and high ends of the Eligibility Ranges, the percentage of base salary which each participant would have been eligible to receive would have increased at each new net income level.

The Company’s Fiscal 2012 net income was below the lowest levels of net income in the Eligibility Ranges for the 2012 Cash Incentive Program. Therefore, no award payments could be, or were, authorized for or paid to any of the named executive officers under such program.

Equity Incentive Compensation

If approved by the Compensation Committee, equity incentive compensation may be granted to the named executive officers under the 2010 Equity Incentive Plan. The principal purposes of the 2010 Equity Incentive Plan are to promote the interests of the Company and our stockholders by providing our employees, directors and consultants with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The 2010 Equity Incentive Plan is intended to permit the grant of “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, thereby preserving the Company’s ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section.

For each of Fiscal 2012 and Fiscal 2013, the Compensation Committee established under the 2010 Equity Incentive Plan restricted stock unit programs designed to reward Company-wide performance through tying the earning of equity incentive compensation primarily to, among other things, the earning by the Company of certain net income goals. Such equity incentive programs are referred to herein respectively as the “2012 Equity Incentive Program” and the “2013 Equity Incentive Program” and collectively as the “Equity Incentive Programs.” For purposes of the Equity Incentive Programs, “net income” is the reported net income of the Company for the applicable fiscal year and is therefore determined after deduction for all incentive plan and other compensation expenses. If Awards had been authorized under the 2012 Equity Incentive Program (which they were not), they would have been paid in performance restricted stock units (“Performance RSUs”). Any Awards which may be authorized under the 2013 Equity Incentive Program are expected to be paid in Performance RSUs.

The performance goals under each of the Equity Incentive Programs are qualitatively the same as the Performance Goals under the Cash Incentive Programs, i.e., such goals are based upon the Company earning net income within or above an Eligibility Range for the applicable fiscal year and, with respect to the Executive Vice Presidents, the Personal Goals as set forth above under “Non-Equity Incentive Compensation.” However, the levels of net income within the Eligibility Ranges for the Equity Incentive Programs are higher than those established under the Cash Incentive Programs. As net income is a key factor in determining a company’s overall financial success, the Compensation Committee believes that using an Eligibility Range based on net income is an appropriate basis for establishing incentive compensation goals.

If the Company’s net income is below the Eligibility Range for a particular Equity Incentive Program, no Performance RSUs can be earned under that program. If the Company’s net income is within the Eligibility Range, the number of Performance RSUs which the named executive officers are eligible to earn increases at each new net income level. Awards are not prorated between income levels. If the Company’s net income is at or above the highest level of net income within the Eligibility Range, each named executive officer is eligible to earn his maximum award target.

The Company earning net income within or above the applicable Eligibility Range is the only performance goal under each of the Equity Incentive Programs for Mr. Black. With respect to Messrs. Hensley, Merry, Thorne and Ullman, the same Personal Goals applicable to the Cash Incentive Programs are also applicable to the Equity Incentive Programs.

The Compensation Committee has historically set the 2010 Equity Incentive Plan Eligibility Ranges for a current year so that the Company must earn at least 10% more in the current year than it earned in the immediately prior year in order for the named executive officers to be eligible to earn their maximum equity awards. If the Compensation Committee had applied that general rule in Fiscal 2013, the named executive officers could have earned their maximum cash awards for Fiscal 2013 without the Company exceeding our Fiscal 2011 net income level. The Compensation Committee did not believe that such a result would be equitable and therefore determined that it would be in the best interests of our Company and stockholders to require a greater-than-ten percent increase in net income for Fiscal 2013 in order for the named executive officers to be eligible to earn their maximum cash awards. The maximum net income in each of the Eligibility Ranges for the 2013 Equity Incentive Program represents at least a 25% increase over the Company’s 2012 net income. For the 2013 Equity Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $92.8 million to $100.2 million of net income and for the Executive Vice Presidents an Eligibility Range of $99.8 million to $102.0 million of net income. If the Company earns net income below the low end of the Eligibility Range, the applicable participant will not receive an award payment under the 2013 Equity Incentive Program. At $92.8 million of net income, Mr. Black will be eligible to earn a number of Performance RSUs having a value of up to $182,248; at $99.8 million of net income Messrs. Hensley, Merry, Thorne and Ullman will each be eligible to earn a number of Performance RSUs having a value of up to $50,000. At or above $100.2 million of net income (a 25.7% increase over our Fiscal 2012 net income), Mr. Black will be eligible to earn a number of Performance RSUs having a value of up to $2,004,732; at or above $102.0 million of net income (a 28.0% increase over our Fiscal 2012 net income), Messrs. Hensley, Merry, Thorne and Ullman will each be eligible to earn a number of Performance RSUs having a value of up to $150,000. Between the low and high ends of the Eligibility Ranges, the number of Performance RSUs which each participant will be eligible to earn will increase at each new net income level. The number of Performance RSUs granted was determined based on $39.18 per unit, the equivalent of the closing price of a share of common stock on April 2, 2013, the date of grant under the 2013 Equity Incentive Program.

For the 2012 Equity Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $99.5 million to $107.3 million of net income and for the Executive Vice Presidents an Eligibility Range of $107.7 million to $109.7 million of net income. If the Company had earned net income below the low end of the Eligibility Range, the applicable participant could not have earned Performance RSUs under 2012 Equity Incentive Program. If net income had been $99.5 million, Mr. Black would have been eligible to earn a number of Performance RSUs having a value of up to $178,675; if net income had been $107.7 million, each of the Executive Vice Presidents would have been eligible to earn a number of Performance RSUs having a value of up to $50,000. If net income had been at or above $107.3 million of net income, Mr. Black would have been eligible to earn a number of Performance RSUs having a value of up to $1,965,425; if net income had been at or above $109.7 million, each of the Executive Vice Presidents would have been eligible to earn a number of

Performance RSUs having a value of up to $150,000. Between the low and high ends of the Eligibility Ranges, the number of Performance RSUs which each participant would have been eligible to earn would have increased at each new net income level. The number of Performance RSUs granted was determined based on $54.48 per unit, the equivalent of the closing price of a share of common stock on March 27, 2012, the date of grant under the 2012 Equity Incentive Program.

The Company’s Fiscal 2012 net income was below the lowest levels of net income in the Eligibility Ranges for the 2012 Equity Incentive Program. Therefore, no awards could be, or were, earned by any of the named executive officers under such program.

One of the proposals to be considered at the Annual Meeting is the amendment and restatement of the 2010 Equity Incentive Plan. For details regarding such proposal, see “Proposal Number Four-Approval of the Amendment and Restatement of the Jos. A. Bank 2010 Equity Incentive Plan.”

Negative Discretion

For each of the Incentive Programs (i.e., the 2012 Cash Incentive Program, the 2012 Equity Incentive Program, the 2013 Cash Incentive Program and the 2013 Equity Incentive Program), the Compensation Committee was or is entitled to exercise negative discretion to reduce the amount of a cash award that otherwise would have been payable to, or to reduce the number of Performance RSUs that would otherwise have been earned by, a named executive officer at any particular level of net income achieved by the Company, even if the Company’s net income is within or above the applicable Eligibility Range or level.

In deciding whether, and to what extent, to pay a cash award to, or to certify the earning of Performance RSUs by, an Executive Vice President, an important factor which may also be considered by the Compensation Committee in exercising its negative discretion is Mr. Black’s evaluation of the individual performance of each Executive Vice President. Mr. Black shall make a recommendation to the Compensation Committee for a cash and/or equity award to each Executive Vice President at or below the applicable bonus potential based upon his evaluation of the Executive Vice President’s satisfaction of the applicable Performance Goals, the Executive Vice President’s contribution to the performance of the Company and such other factors as Mr. Black may deem relevant.

The final determination of the amount of a cash award that will be paid to, or the number of Performance RSUs that will be earned by, each named executive officer is made by the Compensation Committee; however, the Compensation Committee may not increase the cash award payable to, or the number of Performance RSUs which will be earned by, a named executive officer above the amount or number that is otherwise applicable at any particular level of net income achieved by the Company. The Incentive Programs do not confer any right or entitlement to the receipt of any cash or equity award.

Other Employee Benefits and Non-Cash Compensation

In addition to the compensation described above, certain perquisites and benefits are provided to our named executive officers in cash, in-kind or through direct payment to third party providers. The Company believes these perquisites and benefits help us to be competitive in attracting and retaining senior management and are commensurate with the experience and skill of our named executive officers. In Fiscal 2012, the total value of these perquisites and benefits for the named executive officers ranged from approximately 6.7% to approximately 8.5% of base salary of the applicable named executive officer.

Certain perquisites are provided in accordance with the respective employment agreements of the named executive officers. Messrs. Black, Hensley, Merry and Thorne each receive a car allowance. Mr. Ullman receives the use of a Company-leased car.

Certain benefits are made available by the Company under broad-based programs offered to most of our employees, including the named executive officers. Such benefits include insurance for medical, prescription drugs, dental, vision, long-term disability, life and accidental death and dismemberment and a legal services plan. For each of the named executive officers, the Company pays for these insurance benefits, as well as insurance for up to $2,500 of medical expense reimbursement. The Company also sponsors a 401(k) plan. The Company has generally elected, from year to year, to make a discretionary contribution to employees’ 401(k) accounts. In the event the Company elects to make a discretionary contribution, the named executive officers would be eligible to participate on the same basis as all other eligible employees; provided, however, that the contribution for certain executives may be limited by IRS rules.

In March 2010, the Board adopted the 2010 Deferred Compensation Plan, which is a nonqualified, unfunded plan designed to provide a select group of the Company’s senior management (which includes each of the named executive officers), highly compensated employees and non-employee directors with the opportunity to accumulate capital by deferring compensation on a pre-tax basis. The 2010 Deferred Compensation Plan strengthens the ability of the Company to attract, reward and retain eligible employees and non-employee directors by providing them with a means to defer receipt of cash and shares of common stock associated with future grants of restricted stock units, performance share awards and certain other cash- and stock-based awards.

Employees who participate in the 2010 Deferred Compensation Plan may defer either all or none of any restricted stock unit awards and any performance share awards and up to 15% of base salary and up to 25% of cash bonuses and incentive awards. Non-employee directors who participate in the 2010 Deferred Compensation Plan may defer all or none of any restricted stock unit awards and any other incentive compensation and all or none of their annual retainer fees, committee chairman fees, lead director fees and meeting fees.

All cash and awards that are to be deferred under the 2010 Deferred Compensation Plan will be deemed invested in Company common stock equivalent units. In the case of stock-based awards that are deferred, the number of common stock equivalent units credited to a participant’s account will be based on the number of shares underlying those awards. In the case of cash deferrals, the number of common stock equivalent units credited to a participant’s account will be based on the Company’s share price on the date of the deemed investment. If stock-based awards are subject to a vesting condition, the investment in stock unit equivalents will be deemed to occur on the date that the award vests.

In general (and subject to certain exceptions set forth in the 2010 Deferred Compensation Plan), elections to defer compensation must be made in the tax year prior to the year in which the compensation would otherwise be earned. At the time that an employee makes each deferral election, he or she may choose between a distribution upon separation from service (subject to a 6-month delay applicable to certain officers) or payment at a scheduled future date of 5 years or 10 years following the end of the year in which that election becomes irrevocable. Regardless of election, distributions to employees will be made upon the first to occur of (a) separation from service (subject to a 6-month delay applicable to certain officers); (b) occurrence of the 5 or 10 year scheduled distribution date, as applicable; (c) a change in control of the Company; or (d) the employee’s death. Distributions to Non-Employee Directors will be made upon the first to occur of (x) separation from service; (y) change in control of the Company; or (z) death. Distributions under the 2010 Deferred Compensation Plan will generally be paid in shares of Company common stock, with fractional shares paid in cash. However, the Company’s Compensation Committee has the discretion to make a determination that distributions be paid in cash or a combination of cash and shares. In the event of an unforeseeable emergency, a participant will be permitted, subject to plan rules, to elect a hardship distribution from his or her account prior to the otherwise applicable payment date.

The Company also maintains a nonqualified deferred compensation plan (the “Fidelity Deferred Compensation Plan”) that is administered by Fidelity Management Trust Company (“Fidelity”). Under the Fidelity Deferred Compensation Plan, certain executives, including the named executive officers, are entitled to defer up to 15% of their base salary and up to 25% of their annual non-equity incentive compensation. Effective salary deferral elections must be made by eligible executives prior to the end of the calendar year with respect to salary amounts to be earned in the following year and effective non-equity incentive compensation deferral elections must be made no later than six months prior to the end of the applicable performance period. Participants in the Fidelity Deferred Compensation Plan are entitled to direct the investment of the deferred amounts by selecting one or more permissible investment alternatives offered under the plan. Under the Fidelity Deferred Compensation Plan, participants are entitled to change their investment selection by contacting Fidelity. The Company does not restrict the frequency of changes in the investment selection. Fidelity maintains an excessive trading policy which generally prohibits exchanges in and then out of a fund option within 30 days (a “roundtrip”). Under Fidelity’s excessive trading policy, participants are limited to one roundtrip transaction per fund within any rolling 90-day period, subject to an overall limit of four roundtrip transactions across all funds over a rolling 12-month period. The value of the participant’s investment is based directly on the performance of the underlying mutual funds selected by the participants.

Under the Fidelity Deferred Compensation Plan, a participant is entitled to elect to receive distributions, either in a lump sum or in a series of substantially equal payments, either at separation of service or at the earlier of separation of service or reaching a pre-selected age. Regardless of any such election made by the participant, a lump sum distribution will automatically be made upon the earlier to occur of (a) separation of service prior to age 62; (b) the participant’s death; or (c) a change in control of the Company.

We do not contribute to the Fidelity Deferred Compensation Plan or guarantee or supplement deemed investment returns on the participants’ accounts. The Fidelity Deferred Compensation Plan essentially operates as an uninsured, tax-advantaged personal brokerage account of the participant. Participation in this plan does not affect the participant’s base salary or annual incentive compensation. Amounts deferred under the Fidelity Deferred Compensation Plan are held in trust for payment of benefits under the plan, subject to the claims of the Company’s general creditors.

The 2010 Deferred Compensation Plan and the Fidelity Deferred Compensation Plan provide an opportunity for the participants to save for future financial needs at little cost to the Company. Providing these nonqualified deferred compensation plans contributes to the Company’s attractiveness as an employer by providing the Company with a method of rewarding and retaining these individuals.

For a more detailed discussion of the amounts earned in Fiscal 2012 under the Fidelity Deferred Compensation Plan by our named executive officers, see the Nonqualified Deferred Compensation table and accompanying narrative below.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the tax deductibility of nonperformance-based compensation that is paid to a “covered employee”. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company. In making compensation design and award decisions, the Company takes Section 162(m) into account in determining the total compensation cost which may be incurred by the Company. If, consistent with our business needs and without violating contractual obligations, we are able to structure compensation arrangements to eliminate the negative effects of Section 162(m), we will do so. If, however, the Company’s business needs dictate hiring or making compensation decisions which may result in the Company incurring non-deductible compensation expense, the Company will take such actions as may be necessary to meet those needs. For example, a much sought-after candidate for employment may be able to command in the marketplace compensation arrangements which do not meet the exceptions to the deductibility limitations under Section 162(m). In Fiscal 2012 and Fiscal 2011, substantially all compensation paid by the Company was deductible without limitation under Section 162(m). We were limited under Section 162(m) in prior years and may be limited in future years. To mitigate the impact of Section 162(m), the Company adopted the Cash Incentive Plan and the 2010 Equity Incentive Plan.

In Fiscal 2006, the Company adopted the Statement of Financial Accounting Standards No. 123R, now codified as FASB ASC Topic 718 — Stock Compensation (“FASB ASC 718”), which generally requires a public entity to measure the cost of employee services received for an award of equity instruments based on the grant-date fair value of the award. The adoption of FASB ASC 718 had no material effect on our financial statements, because, at the time of the adoption, all options issued under our previous equity incentive plans were fully vested. FASB ASC 718 will govern the expense to the Company associated with any equity that may be issued under the 2010 Equity Incentive Plan. Generally, such equity will be expensed over the associated vesting period established pursuant to an equity award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the management of the Company the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Compensation Committee:

Sidney H. Ritman (Chairman)

James H. Ferstl

William E. Herron

COMPENSATION TABLES

The following tables, narrative and footnotes discuss the compensation of our named executive officers for Fiscal 2012, Fiscal 2011 and Fiscal 2010. We follow the National Retail Federation’s “4-5-4” retail calendar, whereby for each fiscal quarter, the first month contains four weeks, the second month contains five weeks and the third month contains four weeks (each week containing the seven days from Sunday through Saturday). Dividing the retail calendar into 52 weeks of seven days each, or 364 days, leaves an extra day each year to be accounted for in a future fiscal period. As a result every five to six years a week is added to the fiscal calendar. Fiscal 2012 was a 53 week year. Fiscal 2011 and Fiscal 2010 were both 52 week years.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by our named executive officers for Fiscal 2012, Fiscal 2011 and Fiscal 2010.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

R. Neal Black,	2012	806,492	—	1,965,420	—	—	75,631	53,686	2,901,229
President and Chief	2011	783,138	—	1,965,414	—	1,199,675	—	52,288	4,000,515
Executive Officer	2010	762,500	—	1,924,950	—	1,175,000	74,613	50,606	3,987,669

David E. Ullman,	2012	478,682	—	149,983	—	—	36,679	40,858	706,202
Executive Vice	2011	467,325	—	149,960	—	305,273	—	41,330	963,888
President-Chief Financial Officer	2010	457,500	—	149,943	—	302,250	29,581	34,916	974,190

Robert B. Hensley,	2012	504,417	—	149,983	—	—	29,765	40,596	724,761
Executive Vice President for	2011	492,450	—	149,960	—	321,685	—	38,756	1,002,851
Human Resources, Real Estate	2010	482,500	—	149,943	—	318,500	32,667	37,002	1,020,612
and Loss Prevention

Gary M. Merry,	2012	473,942	—	149,983	—	—	—	33,121	657,046
Executive Vice President for	2011	432,500	—	149,960	—	302,250	—	30,944	915,654
Store and Catalog Operations	2010	377,500	—	149,943	—	260,000	—	29,239	816,682

James W. Thorne,	2012	448,462	—	149,983	—	—	—	33,763	632,208
Executive Vice President for	2011	407,500	—	149,960	—	286,000	—	32,504	875,964
Merchandising and Chief	2010	362,500	—	149,943	—	243,750	—	30,380	786,573
Merchandising Officer

Notes to Summary Compensation Table

Stock Awards

In Fiscal 2012, the Company issued to each named executive officer a Performance Restricted Stock Unit Award Agreement. Mr. Black had the opportunity to earn a maximum of 36,076 Performance RSUs having a grant date fair value of $1,965,420 and each of the Executive Vice Presidents had the opportunity to earn a maximum of 2,753 Performance RSUs having a grant date fair value of $149,983. As the Company’s Fiscal 2012 net income was below the lowest levels of net income in the Eligibility Ranges for the 2012 Equity Incentive Program, no awards could be, or were, earned by any of the named executive officers under such program.

In Fiscal 2011, the Company issued to each named executive officer a Performance Restricted Stock Unit Award Agreement under the 2011 Basic Equity Incentive Program. Mr. Black had the maximum opportunity to earn (and subsequently did earn) 40,341 Performance RSUs at a grant date fair value of $1,965,414 and each of the Executive Vice Presidents had the maximum opportunity to earn (and subsequently did earn) 3,078 Performance RSUs at a grant date fair value of $149,960. Also in Fiscal 2011, the Company issued to each named executive officer a Performance Restricted Stock Unit Award Agreement under the 2011 Supplemental Equity Incentive Program. Mr. Black had the

maximum opportunity to earn 5,131 Performance RSUs at a grant date fair value of $249,982 and each of the Executive Vice Presidents had the maximum opportunity to earn 2,052 Performance RSUs at a grant date fair value of $99,973. None of such Performance RSUs under the supplemental program were earned by any of the named executive officers.

In Fiscal 2010, the Company issued to each named executive officer a Performance Restricted Stock Unit Award Agreement. Mr. Black had the maximum opportunity to earn (and subsequently did earn) 48,463 Performance RSUs at a grant date fair value of $1,924,950 and each of the Executive Vice Presidents had the maximum opportunity to earn (and subsequently did earn) 3,775 Performance RSUs at a grant date fair value of $149,943.

Amounts reported in column (e) represent the grant date fair value of restricted stock units issued to the named executive officers, based on the closing price of the Company’s common stock on the date of grant.

Non-Equity Incentive Plan Compensation

The amounts reported in column (g) reflect amounts earned by, and subsequently paid to, each named executive officer for the applicable fiscal year under the Company’s Cash Incentive Program for that year. No non-equity incentive compensation was paid to the named executive officers in Fiscal 2013 for performance in Fiscal 2012. The non-equity incentive compensation paid to the named executive officers in Fiscal 2012 for performance in Fiscal 2011 and in Fiscal 2011 for performance in Fiscal 2010 each represented the maximum potential awards that could have been earned under the Cash Incentive Programs for those performance years.

Changes in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not maintain a pension plan for which the named executive officers are eligible. The amounts set forth in column (h) represent the above-market earnings, if any, by the named executive officers on their respective accounts in the Fidelity Deferred Compensation Plan. Under SEC regulations, the “market rate” of interest is deemed to be 120% of the applicable federal long-term rate. The above-market earnings credited to the participants in the Fidelity Deferred Compensation Plan were calculated as the difference between the return earned on such participants’ accounts during the applicable fiscal year and the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate.

All Other Compensation

The tables below set forth the components of the amounts reported as All Other Compensation in column (i). These components are: (a) either an allowance for a car or the use of a Company-leased car; (b) the incremental cost to the Company of a legal services plan and of insurance for health, prescription drugs, medical expense reimbursement, dental, vision, long-term disability, life, and accidental death and dismemberment; and (c) amounts contributed by the Company for the named executive officer under the Company’s 401(k) plan. Except with respect to Mr. Ullman, the amounts shown in column (a) below are cash allowances and reflect the actual dollar amounts paid in the applicable fiscal year. With respect to Mr. Ullman, the amount shown in column (a) reflects the value of Mr. Ullman’s personal use of a Company-leased car during the applicable fiscal year determined in accordance with applicable IRS regulations.

Named Executive Officer	Fiscal 2012 All Other Compensation ($)
	(a)	(b)	(c)	Total
R. Neal Black	19,570	29,216	4,900	53,686
David E. Ullman	15,736	20,222	4,900	40,858
Robert B. Hensley	9,785	25,911	4,900	40,596
Gary M. Merry	9,785	18,436	4,900	33,121
James W. Thorne	9,785	19,078	4,900	33,763

Named Executive Officer	Fiscal 2011 All Other Compensation ($)
	(a)	(b)	(c)	Total
R. Neal Black	19,200	27,698	5,390	52,288
David E. Ullman	15,941	19,999	5,390	41,330
Robert B. Hensley	9,600	23,766	5,390	38,756
Gary M. Merry	9,600	15,954	5,390	30,944
James W. Thorne	9,600	17,514	5,390	32,504

Named Executive Officer	Fiscal 2010 All Other Compensation ($)
	(a)	(b)	(c)	Total
R. Neal Black	19,200	26,261	5,145	50,606
David E. Ullman	9,946	19,825	5,145	34,916
Robert B. Hensley	9,600	22,257	5,145	37,002
Gary M. Merry	9,600	14,494	5,145	29,239
James W. Thorne	9,600	15,635	5,145	30,380

FISCAL 2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of non-equity and equity awards to our named executive officers in Fiscal 2012 under the 2012 Cash Incentive Program and 2012 Equity Incentive Program.

	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
R. Neal Black	3/27/2012	474,765	—	1,199,675	3,279	—	36,076	—	—	—	1,965,420
David E. Ullman	3/27/2012	46,965	—	305,273	917	—	2,753	—	—	—	149,983
Robert B. Hensley	3/27/2012	49,490	—	321,685	917	—	2,753	—	—	—	149,983
Gary M. Merry	3/27/2012	46,500	—	302,250	917	—	2,753	—	—	—	149,983
James W. Thorne	3/27/2012	44,000	—	286,000	917	—	2,753	—	—	—	149,983

(1)

This column presents information about potential awards under the Company’s 2012 Cash Incentive Program. No actual payments were made. For a more detailed description of the 2012 Cash Incentive Program, see the “Non-Equity Incentive Compensation” section of the Compensation Discussion and Analysis above. The 2012 Cash Incentive Program does not specify a “target” amount; therefore the respective amounts in the “target” column are representative amounts based on the Company’s actual Fiscal 2012 performance. As the Company’s Fiscal 2012 net income was below the lowest levels of net income in the Eligibility Ranges for the 2012 Cash Incentive Program, no awards could be, or were, earned by any of the named executive officers under such program. The “threshold” amount represents the amount payable at the lowest net income level at which any award was payable and the “maximum” is the amount payable at the highest net income level.

(2)

This column presents information about potential awards under the Company’s 2012 Equity Incentive Program. No awards were actually earned. For a more detailed description of the 2012 Equity Incentive Program, see the “Equity Incentive Compensation” section of the Compensation Discussion and Analysis above. The 2012 Equity Incentive Program does not specify a “target” amount; therefore the respective amounts in the “target” column are representative amounts based on the Company’s actual Fiscal 2012 performance. As the Company’s Fiscal 2012 net income was below the lowest levels of net income in the Eligibility Ranges for the 2012 Equity Incentive Program, no awards could be, or were, earned by any of the named executive officers under such program. The “threshold” amount is the number of Performance RSUs issuable at the lowest net income level at which any Performance RSUs could be earned and the “maximum” is the number of Performance RSUs issuable at the highest net income level.

(3)	The Company did not grant any stock awards not otherwise disclosed in Fiscal 2012.

(4)	The Company did not grant any option awards in Fiscal 2012.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements

We had employment agreements with all of our named executive officers during Fiscal 2012. The material terms of each employment agreement are discussed below. Each named executive officer is entitled to certain payments following the termination of his employment with the Company. Set forth in the section below entitled “Potential Payments on Termination or Change in Control” is information regarding potential payments on termination or change in control which may be due to each named executive officer under certain circumstances.

R. Neal Black

Mr. Black is employed by the Company pursuant to an amended and restated employment agreement that expires on January 31, 2015. The employment agreement provides for an annual base salary, annual increases of not less than the percentage increase in the Consumer Price Index (in the event the Company grants base salary increases generally for other employees of the Company) and incentive compensation. Mr. Black’s current annualized base salary is $791,275 and may increase to $807,100, contingent upon the Company authorizing base salary increases generally for other employees. Such increases, if any, are not scheduled to be effective earlier than August 4, 2013. The employment agreement provides for an annual incentive opportunity of up to 400% of base salary based upon the achievement of annual performance goals. If such incentive compensation is earned, not less than 150% of base salary is payable in cash and the balance, if any, may be paid in equity. The earned equity incentive compensation, if any, equal to the first 100% of base salary will vest on the later to occur of (a) the first anniversary of the equity grant date or (b) the date on which the Compensation Committee determines the degree to which the performance goals have been met. One-half of any additional earned equity bonus will vest on each of the second and third anniversaries of the grant date. The employment agreement also provides for benefits, perquisites, severance and an agreement not to compete with the Company, each of which is described in this Proxy Statement. Mr. Black was elected to the Board in December 2008 concurrently with his appointment as our Chief Executive Officer. Mr. Black’s employment agreement provides that he will serve without additional compensation as a director of the Company and, if he should so desire, any of its subsidiaries. Mr. Black has agreed to resign any and all such directorships concurrently with the expiration or other termination of his employment under the employment agreement.

David E. Ullman, Robert B. Hensley, Gary M. Merry and James W. Thorne

Each of the Executive Vice Presidents is employed pursuant to an employment agreement that expires on January 31, 2015. Each of these employment agreements provides for an annual base salary and an annual non-equity incentive opportunity of up to 65% of base salary based upon the achievement of annual performance goals. Base salary increases and potential equity incentive compensation are in the discretion of the Compensation Committee. Although the base salary levels of the Executive Vice Presidents have historically been adjusted each year, no adjustments were made for Fiscal 2013 or Fiscal 2012. Each of these employment agreements also provides for benefits, perquisites, severance and the executive officer’s agreement not to compete with the Company, each of which is described in this Proxy Statement.

The Compensation Discussion and Analysis section above includes a detailed description of our non-equity incentive compensation program and our equity incentive program.

Awards under our Non-Equity Incentive Compensation Program and our Equity Incentive Program

The Compensation Discussion and Analysis section above includes a detailed description of our non-equity incentive compensation program and our equity incentive program, as well as awards granted thereunder in 2012. Any dividends or other distributions paid to holders of record of the Company’s stock will accrue on the Performance RSUs awarded to the named executive officers. These dividends or other distributions will accrue in an amount equal to the product of (i) the amount of such dividend or distribution paid with respect to one share of the Company’s stock and (ii) the number of Performance RSUs granted, divided by the fair market value of one share of stock on the applicable dividend or distribution payment date for the dividend or other distribution. All accrued amounts will be credited to the named executive officers in the form of additional restricted stock units on such date. These so-called “dividend equivalents” will not be paid to the named executive officers until settlement of their Performance RSUs in stock of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

The following table reflects option awards and stock awards outstanding as of February 2, 2013.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested(1) (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)
R. Neal Black	—	—	—	—	—	38,574	1,578,834	3,279	134,209
David E. Ullman	—	—	—	—	—	6,853	280,493	917	37,533
Robert B. Hensley	—	—	—	—	—	6,853	280,493	917	37,533
Gary M. Merry	—	—	—	—	—	6,853	280,493	917	37,533
James W. Thorne	—	—	—	—	—	6,853	280,493	917	37,533

(1)

Column (g) represents the number of Performance RSUs granted to the named executive officers under the 2010 Equity Incentive Program and the 2011 Equity Incentive Program. Based on the satisfaction of the relevant performance goals, these Performance RSUs have been earned. They have not, however, vested because the relevant time-based vesting periods have not yet lapsed. Subject to the terms of their respective Performance RSU Award Agreements, the Performance RSUs are scheduled to vest as follows:

2010 Grants
	6/17/2013	Total
R. Neal Black	14,475	14,475
David E. Ullman	3,775	3,775
Robert B. Hensley	3,775	3,775
Gary M. Merry	3,775	3,775
James W. Thorne	3,775	3,775

2011 Grants
	3/29/2013	3/29/2014	Total
R. Neal Black	12,050	12,049	24,099
David E. Ullman	—	3,078	3,078
Robert B. Hensley	—	3,078	3,078
Gary M. Merry	—	3,078	3,078
James W. Thorne	—	3,078	3,078

(2)

Column (i) represents the number of Performance RSUs issuable at the lowest net income level at which any Performance RSUs could be earned by the named executive officers under the 2012 Equity Incentive Program. As the Company’s Fiscal 2012 net income was below the lowest level of net income for the 2012 Equity Incentive Program, no awards were earned by any of the named executive officers under such program.

FISCAL 2012 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option awards exercised by the named executive officers and stock awards that vested during Fiscal 2012.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
R. Neal Black	45,558	1,738,279	30,718	1,416,099
David E. Ullman	—	—	—	—
Robert B. Hensley	27,349	945,600	—	—
Gary M. Merry	—	—	—	—
James W. Thorne	17,577	641,050	—	—

Notes to Fiscal 2012 Option Exercises and Stock Vested Table

Value Realized on Exercise of Option Awards

At the time of exercise of his options, Mr. Black did not sell any of the acquired common stock. The dollar amount realized upon exercise has been determined as the difference between the market price of the shares at exercise (based on the closing price on the date of exercise) and the exercise price of the options.

At the time of exercise of his options, Mr. Hensley did not sell any of the acquired common stock. The dollar amount realized upon exercise has been determined as the difference between the market price of the shares at exercise (based on the closing price on the date of exercise) and the exercise price of the options.

Of the 17,577 shares of common stock acquired by Mr. Thorne upon exercise of his options, Mr. Thorne sold 12,944 shares and held 4,633 shares. As to the 12,944 shares which were sold, the dollar amount realized upon exercise has been determined as the difference between the market price of the shares sold (based on the actual sale prices per share obtained by Mr. Thorne) and the exercise price of the options. As to the 4,633 shares that Mr. Thorne held, the dollar amount realized upon exercise has been determined as the difference between the market price of the shares at exercise (based on the closing price on the date of exercise) and the exercise price of the options.

Value Realized on Vesting of Stock Awards

The value realized on the vesting of Mr. Black’s stock award has been determined as the market price of the shares at vesting (based on the closing price on the date of vesting) multiplied by the number of shares acquired on vesting.

PENSION BENEFITS

The Pension Benefits table is omitted as the Company does not offer pension benefits to the named executive officers.

FISCAL 2012 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the nonqualified deferred compensation benefits for each named executive officer during Fiscal 2012 under the Fidelity Deferred Compensation Plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings/(Losses) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
R. Neal Black	—	—	97,232	—	825,515
David E. Ullman	61,055	—	49,325	—	486,045
Robert B. Hensley	32,169	—	43,378	—	507,795
Gary M. Merry	—	—	—	—	—
James W. Thorne	—	—	—	—	—

The amount reported in column (b) above for Mr. Ullman is included in the amount reported for Mr. Ullman in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” (column (g)) for Fiscal 2011. The amount reported in column (b) above for Mr. Hensley is included in the amount reported for Mr. Hensley in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” (column (g)) for Fiscal 2011. Such non-equity incentive compensation was earned by Messrs. Ullman and Hensley for performance in Fiscal 2011 and is therefore reported in the Summary Compensation Table as Fiscal 2011 compensation. However, such compensation was payable to, and was therefore deferred by, Messrs. Ullman and Hensley in Fiscal 2012.

The amounts reported in column (d) above represent the aggregate earnings (which include interest, dividends, dividend equivalents and realized and unrealized gains and losses) on each named executive officer’s investment in the applicable named executive officer’s selected funds. Pursuant to SEC regulations, all earnings on nonqualified deferred compensation in excess of 120% of the applicable federal long-term rate are deemed “above market” earnings and are reported in column (h) of the Summary Compensation Table.

Included in the amounts reported in column (f) above are amounts reported for Mr. Ullman and Mr. Hensley in the Summary Compensation Table as “Salary” (column (c)), “Bonus” (column (d)) and/or “Non-Equity Incentive Plan Compensation” (column (g)). For Mr. Ullman the deferred amounts were $112,644 for Fiscal 2010, $60,450 for Fiscal 2011 and $61,055 for Fiscal 2012. For Mr. Hensley the deferred amounts were $35,875 for Fiscal 2010, $31,850 for Fiscal 2011 and $32,169 for Fiscal 2012.

The Compensation Discussion and Analysis above includes a detailed description of our deferred compensation plans, including the types of compensation permitted to be deferred, limitations on deferral and other material terms.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The table below contains information concerning potential payments on termination or change in control which may be due under the respective employment agreements with our named executive officers based on the assumption that the event triggering such payments had taken place on the last day of Fiscal 2012.

Name (a)	Termination without Cause by Company or for Good Reason by Executive ($) (b)	Termination by Company for Cause ($) (c)	Termination by Executive without Good Reason or as a Result of the Death or Disability of Executive ($) (d)	Expiration at the Election of Company ($) (e)	Termination within 90 Days of a Change in Control(1) ($) (f)
R. Neal Black	1,550,000	—	—	775,000	1,550,000
David E. Ullman	704,475	—	—	704,475	—
Robert B. Hensley	494,900	—	—	494,900	—
Gary M. Merry	465,000	—	—	465,000	—
James W. Thorne	440,000	—	—	440,000	—

(1)

A change in control is not a triggering event for a payment to any of the Executive Vice Presidents under their respective employment agreements. In the event the employment agreement for one of the Executive Vice Presidents is terminated within 90 days of a change in control, the termination payment would be calculated based upon the circumstances described in the notes to columns (b), (c) or (d), as applicable.

Notes to Potential Payments on Termination or Change in Control Table

Termination without Cause by Company or for Good Reason by Executive (Column (b))

Under the terms of the respective employment agreements with our named executive officers, if the employment period is terminated by the Company without “cause” (as defined below) or by the executive for “good reason” (as defined below), the Company will be obligated to make a termination payment, in addition to paying the executive’s base salary through the date of termination. For Mr. Black, the termination payment is an agreed-upon amount payable in one lump sum on the last day of the employment period. For Messrs. Ullman, Hensley, Merry and Thorne the termination payment is based on the named executive officer’s base salary in effect as of the last day of Fiscal 2012 and is payable in equal weekly installments over the term corresponding to the amount due. Mr. Ullman is entitled to 18 months of salary. Messrs. Hensley, Merry and Thorne are each entitled to 12 months of salary. A named executive officer whose employment period is terminated by the Company without cause or by the executive for good reason will also receive any non-equity incentive compensation which may have been earned through the date of termination. The non-equity incentive compensation is payable as and when such compensation would have been paid had the employment period not ended, i.e., promptly following the determination thereof, but in no event later than 90 days following the end of the year for which such compensation is earned. No such non-equity incentive compensation is shown in the table above because no non-equity incentive compensation was earned by our named executive officers for Fiscal 2012.

Without limiting the terms and conditions of the respective employment agreements between our named executive officers and the Company, the term “cause,” as used in the employment agreements, generally means with respect to each named executive officer: (a) the conviction of a felony involving money or other property of the Company or any other felony or offense involving moral turpitude; (b) the willful commission of an act not approved of or ratified on behalf of the Company involving a material conflict of interest or self-dealing relating to any material aspect of the Company’s business or affairs; (c) the willful commission of any act of fraud or misrepresentation related to the business of the Company which would materially and negatively impact upon the Company; or (d) the willful and material failure to comply with the lawful orders of the Company, provided such orders are consistent with the duties, responsibilities and/or authority of his office.

Without limiting the terms and conditions of the respective employment agreements between our named executive officers and the Company, the term “good reason,” as used in the employment agreements, generally means any material breach by the Company of any provision of the employment agreement which, if susceptible of being cured, is not cured within thirty (30) days after notice. However, the cure period applicable to any failure timely to pay (or any reduction in) compensation or benefits paid or payable to the named executive officer pursuant to the employment agreement is seven (7) days after delivery of notice thereof to the Company.

Termination by Company for Cause (Column (c))

Under the terms of the respective employment agreements between our named executive officers and the Company, if the employment period is terminated by the Company for cause, the named executive officer will be paid his base salary through the date of termination and any non-equity incentive compensation earned through the date of termination, but is not entitled to any other payments. The non-equity incentive compensation is payable as and when such compensation would have been paid had the employment period not ended, i.e., promptly following the determination thereof, but in no event later than 90 days following the end of the year for which such compensation is earned. No such non-equity incentive compensation is shown in the table above because no non-equity incentive compensation was earned by our named executive officers for Fiscal 2012.

Termination by Executive without Good Reason or as a Result of the Death or Disability of Executive (Column (d))

Under the terms of the respective employment agreements between our named executive officers and the Company, if the employment period is terminated by the named executive officer without good reason or as a result of his death or disability, the named executive officer will be paid his base salary through the date of termination and any non-equity incentive compensation earned through the date of termination, but is not entitled to any other payments. The non-equity incentive compensation is payable as and when such compensation would have been paid had the employment period not ended, i.e., promptly following the determination thereof, but in no event later than 90 days following the end of the year for which such compensation is earned. No such non-equity incentive compensation is shown in the table above because no non-equity incentive compensation was earned by our named executive officers for Fiscal 2012.

Expiration at the Election of Company (Column (e))

Under the terms of the respective employment agreements between our named executive officers and the Company, in the event the Company elects not to renew the employment agreement or to otherwise extend employment on the then current terms for an additional year, the named executive officer will be entitled to severance payments. For Mr. Black, the termination payment is an agreed-upon amount payable in one lump sum on the last day of the employment period. For Messrs. Ullman, Hensley, Merry and Thorne the termination payment is based on the named executive officer’s base salary in effect as of the last day of Fiscal 2012 and is payable in equal weekly installments over the term corresponding to the amount due. Mr. Ullman is entitled to 18 months of salary. Messrs. Hensley, Merry and Thorne are each entitled to 12 months of salary. A named executive officer whose employment agreement is not being renewed by the Company will also receive any non-equity incentive compensation which may have been earned for the year ending on the stated expiration date of the employment period. The non-equity incentive compensation is payable as and when such compensation would have been paid had the employment period not ended, i.e., promptly following the determination thereof, but in no event later than 90 days following the end of the year for which such compensation is earned. No such non-equity incentive compensation is shown in the table above because no non-equity incentive compensation was earned by our named executive officers for Fiscal 2012.

Termination within 90 Days of a Change in Control (Column (f))

Mr. Black may terminate his employment agreement with the Company at any time within 90 days following a “change in control” (as defined below) of the Company. In the event of such termination, or if the

Company terminates the employment agreement for cause within 90 days following a change in control, the Company will make a payment to Mr. Black as set forth in the table above. The termination payment is payable on the last day of the employment period. Upon termination for a change in control, Mr. Black is also entitled to any non-equity incentive compensation which may be payable as and when such compensation would have been paid had the employment period not ended, i.e., promptly following the determination thereof, but in no event later than 90 days following the end of the year for which such compensation is earned. No such non-equity incentive compensation is shown in the table above because no non-equity incentive compensation was earned by Mr. Black for Fiscal 2012. In the event the employment agreement for one of the executive vice presidents is terminated within 90 days of a change in control, the termination payment would be calculated based upon the circumstances described in the notes to columns (b), (c) or (d), as applicable. A change in control does not affect the calculation of these termination payments.

Without limiting the terms and conditions of Mr. Black’s employment agreement with the Company, the term “change of control,” as used in the employment agreement, generally means (a) the acquisition by any “person” (as defined in the Exchange Act) of beneficial ownership of 51% or more of the stock of the Company; (b) the acquisition by any such “person” of beneficial ownership of 30% or more of the stock of the Company and a change in the majority of the Board; or (c) the merger, consolidation or liquidation of the Company or the sale or disposition of all or substantially all of the assets of the Company.

Additional Notes Regarding Potential Post-Employment Payments and Obligations

Non-Equity Incentive Compensation

The employment agreements use the word “bonus” or “cash bonus” to refer to payments which are designated as “non-equity incentive compensation” under SEC regulations and in this Proxy Statement. The employment agreements generally provide that in the event the employment period ends for any reason whatsoever on a day prior to payment of any bonus the named executive officer may have earned for the previous fiscal year, the Company will pay such bonus to the named executive officer as and when such bonus would otherwise have been paid had the employment period not ended. The employment agreements also generally provide that when and if bonuses are generally paid to employees of the Company for the fiscal year in which the termination occurs, the Company will pay to the named executive officer a pro-rated bonus based on the number of days the named executive officer was employed by the Company during such fiscal year. For the purpose of determining eligibility for payment of a pro-rata bonus, it is assumed that all conditions to payment of the bonus which were based upon performance by the named executive officer (e.g., a job performance rating of “Effective” or better) were satisfied.

Non-compete Covenants

Following the termination of an employment agreement, the applicable named executive officer is generally subject to non-compete covenants. The period of time during which such covenants are in effect varies depending upon the circumstances of termination. Generally, the non-competition term is six months. If the named executive officer terminates his employment without good reason, the term is 12 months. If post-termination payments are being made for longer than the otherwise applicable period, the non-compete covenants will be effective while such payments are being made. If the Company terminates Mr. Black’s employment agreement for cause, the non-competition term is six months. If the Company elects not to renew Mr. Black’s employment agreement, the non-competition term is one year. If the Company terminates Mr. Black’s employment agreement without cause or Mr. Black terminates his employment agreement for good reason or within 90 days following a change in control, the non-competition term is two years.

PROPOSALS REQUIRING STOCKHOLDER APPROVAL

PROPOSAL ONE-ELECTION OF DIRECTORS

The Board consists of six members and is divided into three classes. Each member holds office for a term of three years and until his successor is duly elected and qualified. This year’s nominees for director, James H. Ferstl and Sidney H. Ritman (individually, a “Director Nominee” and together, the “Director Nominees”), are currently directors of the Company. Each Director Nominee was nominated by our Nominating and Corporate Governance Committee for reelection to the Board for a term of three years expiring at the 2016 Annual Meeting of Stockholders. Each director so elected shall hold office until his or her successor shall be duly elected or qualified, or until his or her earlier death, resignation or removal.

If either of the Director Nominees should become unavailable for election at the time of the Annual Meeting, the shares represented by the proxies solicited for the Annual Meeting will be voted for such substitute nominee(s) as may be determined by the Nominating and Corporate Governance Committee. The Board expects that both of the Director Nominees will be able to serve as directors if re-elected at the Annual Meeting. In the election of the directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to either or both of the nominees. Unless a proxy card is marked “AGAINST” or “ABSTAIN” with respect to a Director Nominee, the shares represented by the properly executed proxy will be voted “FOR” the election of such Director Nominee.

The election of each Director Nominee requires the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting.

Certain information concerning the Director Nominees and those directors whose terms of office will continue following the Annual Meeting is set forth below, including their specific experience, qualifications and skills that led the Board to conclude that each of those individuals should continue to serve as a director. As of January 29, 1994, the Company’s stockholders entered into an Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) pursuant to which Mr. Giordano was elected as the designee of Altus Finance Co. and Mr. Wildrick was elected as the designee of the majority of the directors then in office. The provisions of the Shareholders Agreement relating to the election of the directors terminated effective upon the closing of the Company’s initial public offering of the Common Stock in May 1994.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the stockholders vote FOR the election of Messers Ferstl and Ritman.

DIRECTOR NOMINEES STANDING FOR ELECTION FOR TERMS EXPIRING IN 2016

James H. Ferstl

James H. Ferstl has served as one of our directors since September 2008. Since its founding in 1999, Mr. Ferstl has been the principal of J&M Enterprises, a retail consulting, commercial real estate and personal financial investment firm. From 1965 to 1999, Mr. Ferstl was employed in various capacities in the retail industry including: from 1995 to 1999, as Executive Vice President, Chief Merchandising Officer and Board member of Venture Stores, Inc., a publicly traded family value retailer; from 1987 to 1995 Corporate Vice President-General Merchandise Manager (Home and Hard lines) for Gottschalks Department Stores, a regional department store headquartered in Fresno, California; from 1984 to 1987, as Senior Vice President and General Manager for Platt Electronics Corp., a consumer electronics business based in Torrance, California, with responsibility for its 140 store West coast region; from 1981 to 1984, as Executive Vice President for Merchandising and Store Operations and Chief Merchandising Officer for Broadway Southwest Department Stores, a division of Carter Hawley Hale Stores Inc. based in Phoenix, Arizona; and from 1965 to 1981, as Regional Vice President for Stores for Sanger Harris Department Stores of Dallas, Texas, a Division of Federated Department Stores Inc.

The Board concluded that Mr. Ferstl should continue to serve as a director in part due to his extensive career in retail, which brings to the Board significant industry knowledge and experience in merchandising, marketing and sales.

Sidney H. Ritman

Sidney H. Ritman has served as one of our directors since July 2005 and is chairman of our Compensation Committee. Mr. Ritman is the Managing Member of Jayne Hall LLC, a sourcing, merchandising and marketing consulting firm to U.S. and European retailers and importers. Jayne Hall LLC also provides Hong Kong manufacturers with advice regarding merchandising and fashion trends in U.S. markets. Mr. Ritman was the founder, owner and operator of two companies engaged in importing and selling women’s apparel- Toni Industries, Inc. from 1990 through November 2011 and Giorgio San Angelo, LLC from December 2007 through November 2009. Mr. Ritman has an extensive background in international sourcing for U.S. and European apparel retailers, including fifteen years in residence in Hong Kong as the Managing Director of Armstrong Industries, Ltd., a sourcing agent which had offices in seven countries. In 1987, Mr. Ritman organized the sale of Armstrong to Colby Staton Ltd., a Hong Kong-based sourcing company, for which Mr. Ritman served as a consultant and director until 1997. Mr. Ritman is a former trustee of Rollins College, Winter Park, Florida and The Brunswick School, Greenwich, Connecticut. Mr. Ritman is a former United States Marine Corps officer, having served on active duty and in the Marine Corps Reserve for nine years.

The Board concluded that Mr. Ritman should continue to serve as a director in part due to his extensive career in apparel retailing and sourcing, which brings to the Board significant experience in these areas.

DIRECTORS WHOSE TERMS EXPIRE IN 2015

Andrew A. Giordano

Andrew A. Giordano has served as one of our directors since 1994 and is our Lead Independent Director and chairman of our Nominating and Corporate Governance Committee. He served as our interim Chief Executive Officer from May 1999 to October 1999. Mr. Giordano also served as Chairman of the Board from May 1999 to December 2008, at which time he became Chairman Emeritus. Mr. Giordano has been the principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. Mr. Giordano retired from his position as CEO, Naval Supply Systems Command and Chief, Navy Supply Corps with the rank of Rear Admiral (Upper Half). He is a former director of the Navy, Marine Corps Residence Foundation, the Navy Memorial Foundation, the Navy Mutual Aid Association and the Navy Federal Credit Union.

The Board concluded that Mr. Giordano should serve as a director in part due to his extensive knowledge of the Company. Having been a director since 1994, Mr. Giordano brings to the Board historic knowledge and continuity. In addition, his substantial leadership and organizational skills provide valuable perspective on the complex operations of a multi-location, multi-channel retailer such as the Company.

William E. Herron

William E. Herron has served as one of our directors since April 2005 and is chairman of our Audit Committee. Since January 2002, Mr. Herron has been self-employed as a strategic consultant to companies seeking to initiate business with the federal government. From 1982 through December 2001, Mr. Herron was a partner in Arthur Andersen, having served in its Accounting and Audit practice from 1982 until 1994 and in its Business Consulting practice from 1995 until 2001. Among his other duties with Arthur Andersen, Mr. Herron was the Managing Partner of the firm’s Office of Government Services. Mr. Herron was a licensed CPA for over 40 years and is a current member of the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He has served on the boards of directors of several privately held companies including as chair of an audit committee. He has been active for over 30 years on boards of civic and charitable institutions. Mr. Herron is a retired Rear Admiral from the U.S. Naval Reserve.

The Board concluded that Mr. Herron should serve as a director in part due to his extensive career in public accounting, which brings to the Board significant auditing and accounting experience.

DIRECTORS WHOSE TERMS EXPIRE IN 2014

R. Neal Black

R. Neal Black has served as one of our directors and as our Chief Executive Officer since December 2008. Mr. Black has been our President since April 2007. He joined the Company in January 2000 and served as Executive Vice President-Merchandising and Marketing from January 2000 to April 2007. In addition, Mr. Black was our Chief Merchandising Officer from January 2000 to December 2008. Mr. Black has spent his entire professional career in the retail industry including: from 1998 to 2000, with McRae’s department stores, a division of Saks Incorporated, as Senior Vice President/General Merchandise Manager; from 1995 to 1998, with Venture Stores, Inc., a publicly traded family value retailer, ending as Senior Vice President of Product Development and General Merchandise Manager; from 1992 to 1995, with Gottschalks Department Stores, a regional department store headquartered in Fresno, California, ending as Vice President/General Merchandise Manager; from 1983 to 1992, with Design Linens, Inc., a privately-owned specialty retail chain headquartered in Portland, Oregon, ending as President; and from 1976 to 1983, with Meier & Frank, a division of May Department Stores, ending as a Buyer.

The Board concluded that Mr. Black should serve as a director in part due to his extensive career in retail. As our CEO, Mr. Black brings to the Board significant industry knowledge, senior leadership and expertise in merchandising, marketing, sales and finance.

Robert N. Wildrick

Robert N. Wildrick has served as one of our directors since 1994 and is chairman of our Executive Committee. He has served as our Chairman of the Board since December 2008. From November 1999 to December 2008, Mr. Wildrick was our Chief Executive Officer. In addition, he was our President from December 1999 to April 2007 and our Executive Chairman from April 2007 to December 2008. Mr. Wildrick is the President Pro Tem of the Town Council of Palm Beach, Florida and Chairman of its Finance and Taxation Committee and its Public Safety Committee. From December 2008 through April 2012, Mr. Wildrick was a member of the Board of Directors of Checkpoint Systems, Inc. (NYSE: CKP). Mr. Wildrick was Director, President and Chief Executive Officer of Venture Stores, Inc., a publicly traded family value retailer, from April 1995 to May 1998 and was Chairman of its board of directors from January 1996 to May 1998. From 1976 to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion and Chief Merchandising Officer. Mr. Wildrick’s former directorships include Goodwill Industries, The Pride of Baltimore, Johns Hopkins Children’s Hospital Advisory Board, The Cystic Fibrosis Foundation and the Boy Scouts of America where he was a Director in New York and Charlotte, North Carolina. He has been a sponsor and fundraiser for the American Heart Association, various Police Associations and the Boy Scouts where he helped fund scout camps for children with disabilities.

The Board concluded that Mr. Wildrick should serve as a director in part due to his extensive knowledge of the Company. Having been a director since 1994, Mr. Wildrick brings to the Board historic knowledge and continuity. In addition, as a result of his extensive career in retail and as our former CEO, Mr. Wildrick brings to the Board significant industry knowledge and expertise in merchandising, marketing, sales and finance.

PROPOSAL TWO-RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Deloitte to serve as our independent registered public accounting firm for Fiscal 2013. The affirmative vote of a majority of the votes cast at the Annual Meeting on Proposal Two, either in person or by proxy, is required to ratify the appointment of Deloitte. Deloitte has served as the Company’s independent registered public accounting firm since 2004. One or more representatives of Deloitte are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make such statements as they may desire.

In the event the stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider its selection. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our registered public accounting firm for Fiscal 2013.

AUDIT AND NON-AUDIT FEES

The fees for services rendered by Deloitte and its affiliates to the Company for Fiscal 2011 and Fiscal 2012 were as follows:

Type of Fee	Fiscal 2011 ($)	Fiscal 2012 ($)
Audit Fees(1)	860,500	931,700
Audit-Related Fees(2)	44,000	50,200
Tax Fees(3)	45,000	44,200
All Other Fees(4)	2,200	2,200

Total Fees	951,700	1,028,300

(1)

Audit fees represent the aggregate fees for the stated fiscal year for professional services rendered for the audit of the Company’s annual financial statements and the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with certain statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees for a limited scope audit for one retirement plan in each of Fiscal 2011 and Fiscal 2012 and fees for a consent in a franchise offering in Fiscal 2011.

(3)	Tax fees represent the aggregate fees for the stated fiscal year for tax compliance, tax advice and tax planning.

(4)

All other fees include the aggregate fees for the stated fiscal year for products and services provided by the principal accountant other than the services reported above. All other fees for Fiscal 2011 and Fiscal 2012 are subscription fees for access to Deloitte’s on-line research database.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by its registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee approved all such services prior to the auditor’s engagement for such services during Fiscal 2011 and Fiscal 2012.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the responsibilities of the Board relating to: (a) the integrity of our financial statements; (b) the qualifications and independence of our registered public accounting firm; (c) the performance of our internal audit functions and our registered public accounting firm; (d) the adequacy of our systems of internal accounting and financial controls; and (e) our compliance with ethics policies and legal and regulatory requirements.

Deloitte was the principal accountant engaged to audit the financial statements of the Company for Fiscal 2012. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning Deloitte’s independence, and the Audit Committee has discussed with Deloitte the independence of Deloitte from Jos. A. Bank.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2012 filed with the SEC.

Respectfully submitted, Audit Committee:

William E. Herron (Chairman)

Andrew A. Giordano

Sidney H. Ritman

PROPOSAL THREE-ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we periodically provide our stockholders with a “Say on Pay”, i.e., the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers. Pursuant to the recommendation of our stockholders as expressed in an advisory vote taken at our 2011 Annual Meeting, the Company will conduct a “Say on Pay” advisory vote to approve executive compensation on an annual basis, until the next required stockholder “Say When on Pay” vote or the Company’s Board of Directors determines that a different frequency of “Say on Pay” votes is in the best interest of the Company’s stockholders. The “Say on Pay” advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As described in the Compensation Discussion and Analysis set forth in this Proxy Statement, we believe that our Compensation Committee applies a consistent philosophy to compensation for our named executive officers based on the premise that the Company’s achievements are the result of the coordinated efforts of all of our employees working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of our customers and stockholders and believe that our compensation program allows us to successfully attract and retain talented employees, enhance stockholder value and foster innovation. We urge you to read the “Executive Compensation and Related Information” section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the Fiscal 2012 compensation of our named executive officers.

The Company’s compensation policy includes a strict pay for performance incentive system. As more fully set forth above in this Proxy Statement under the captions “Non-Equity Incentive Compensation” and “Equity Incentive Compensation,” the named executive officers have the opportunity to earn cash and equity incentives only if the Company’s net income increases on a year-over-year basis. In order for our named executive officers to be eligible to receive their maximum incentive compensation, the Company’s net income must meet or exceeded the high-end of the eligibility ranges set by our Compensation Committee. Prior to calendar year 2012, shareholders had been rewarded with above-average returns on their investment in the Company relative to other companies in the retail sector as measured on a one-, three- and five-year basis. During that time, as shareholders received above-average returns, our named executive officers earned substantially all of their incentive compensation potential. In calendar year 2012, total shareholder return was negative and for Fiscal 2012, the named executive officers’ earned less total compensation than they earned for Fiscal 2011. (See the Summary Compensation Table in the “Compensation Tables” section of this Proxy Statement.) We believe that this direct alignment of pay and performance is appropriate and in the best interest of our shareholders.

In light of the foregoing considerations, we are asking our stockholders to indicate their approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. This Proposal is required pursuant to Section 14A of the Exchange Act. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure set forth under the caption “Executive Compensation and Related Information” in this Proxy Statement, is hereby APPROVED.

The approval of the advisory resolution approving the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting.

While our Board intends to carefully consider the stockholder vote resulting from this proposal when making future decisions regarding our executive compensation programs, the final vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the stockholders vote FOR the foregoing resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR-APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE JOS. A. BANK CLOTHIERS, INC. 2010 EQUITY INCENTIVE PLAN

The Board believes that the effective use of share-based, long-term incentive compensation is vital to our continued ability to recruit, hire, retain and motivate the high caliber of individuals essential for the achievement of our business plans. The Board also believes that equity-based awards will encourage long-term value creation by aligning a meaningful amount of a participant’s incentive compensation with the interests of our stockholders. As the Company grows, the Board believes that it should have the flexibility to grant a greater percentage of incentive compensation in the form of equity, rather than cash. On April 26, 2013, our Board adopted, subject to stockholder approval, the Amended and Restated Jos. A. Bank Clothiers, Inc. Equity Incentive Plan (the “Amended Equity Incentive Plan”). We are requesting that our stockholders approve the Amended Equity Incentive Plan. The Amended Equity Incentive Plan amends and restates the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “Original Equity Incentive Plan”), which was approved by stockholders on June 17, 2010. All quantitative references herein to shares or awards under the Original Equity Incentive Plan have been adjusted for the 50% stock dividend declared by the Board on June 17, 2010.

Approval of the Amended Equity Incentive Plan will accomplish the following principal objectives:

•	Increase the number of shares of common stock authorized for issuance to 3,000,000, inclusive of the 1,500,000 shares currently authorized under the Original Equity Incentive Plan;

•	Approve the material terms of the Performance Goals (as defined below) and maximum amounts payable for performance-based awards, thereby permitting the grant of performance-based awards intended to comply with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and preserving the Company’s ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section;

•

Clarify that no dividend or other distribution shall be paid to any grantee with regard to an award subject to Performance Goals unless and until the Performance Goals on the underlying award have been satisfied;

•

Create an anti-hedging policy, which is intended to prohibit award recipients from adopting a strategy to offset or reduce the risk of price fluctuations in our shares. Such prohibition will enhance the Amended Equity Incentive Plan’s goal of aligning the interests of award recipients and stockholders;

•

Create an anti-pledging policy, which is intended to prohibit award recipients from pledging Company stock and thereby risk a forced sale to meet a margin call. The forced sale of significant Company stock may negatively impact the Company’s stock price and may also violate the Company’s insider trading policy;

•

Update certain provisions to ensure continued administration of the plan in accordance with Sections 162(m), 422, and/or 409A of the Code, as applicable, and the rules of The NASDAQ Global Select Market, the principal national securities exchange on which our common stock is listed;

•	Establish a clawback policy that is applicable to all incentive compensation paid by the Company;

•

Provide that no grantee shall have a right or claim against the Company as the result of any action or transaction that the Company or its officers and directors determine to be in the Company’s best interests; and

•	Adopt certain other administrative and clarifying changes.

Except as set forth above, we have not made any other changes to the Original Equity Incentive Plan.

The principal purposes of Amended Equity Incentive Plan are to promote the interests of the Company and our stockholders by providing our employees, directors and consultants with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward individuals who accomplish their Performance Goals (if such reward is intended to be performance-based compensation under Section 162(m) of the Code) or who otherwise contribute to the goals of the Company. The Amended Equity Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units and other stock- and cash-based awards.

Subject to approval by stockholders, up to 3,000,000 shares of our common stock are reserved for issuance under the Amended Equity Incentive Plan. The total authorized shares under the Original Equity Incentive Plan are part of, and not in addition to, the reserve under the Amended Equity Incentive Plan. The reserve represents approximately 10.73% of our issued and outstanding shares as of May 8, 2013. By increasing the number of shares authorized under the Amended Equity Incentive Plan, we believe we will have the flexibility to continue to provide equity incentives in amounts determined to be appropriate by the Board and Compensation Committee. The closing price of our common stock on The NASDAQ Global Select Market on May 8, 2013 was $45.70.

The Amended Equity Incentive Plan will become effective if and when it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal, either in person or by proxy. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR approval of the Amended and Restated Jos. A. Bank Clothiers, Inc. Equity Incentive Plan, which will also constitute approval of the plan for purposes of Section 162(m) of the Code and of the material terms of the Performance Goals in the Amended Equity Incentive Plan that may be applied to awards thereunder.

SUMMARY DESCRIPTION OF THE AMENDED EQUITY INCENTIVE PLAN

The material terms of the Amended Equity Incentive Plan are summarized below. This summary, however, does not purport to be a complete description of the Amended Equity Incentive Plan, a copy of which has been included as the Appendix to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Amended Equity Incentive Plan.

Administration; Term

The Amended Equity Incentive Plan will be administered by the Compensation Committee, unless otherwise determined by our Board. Each member of the Compensation Committee is an “independent director” (within the meaning of the NASDAQ Rules), a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Code). All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants as well as on the Company and its stockholders.

Unless earlier terminated by the Board, the Amended Equity Incentive Plan will expire on April 26, 2023, the tenth anniversary of the date it was adopted by the Board. The expiration of the Amended Equity Incentive Plan will not affect adversely any of the rights of any participant, without the participant’s consent, under any award previously granted.

Participation

Employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the Amended Equity Incentive Plan. While under applicable tax law we may grant incentive stock options only to employees, we may grant non-qualified stock options, restricted stock units, restricted stock, stock appreciation rights and other stock- or cash-based awards to any eligible participant. As of May 8, 2013, the individuals who are eligible to participate in the Amended Equity Incentive Plan are our approximately 6,500 employees (including our executive officers) and five Non-Employee Directors (including Mr. Wildrick, in his capacity as a consultant to the Company).

Authorized Awards

The Amended Equity Incentive Plan authorizes our Compensation Committee to grant the following types of awards:

•	restricted stock units;

•	restricted stock;

•	stock options (including options intended to be “incentive stock options” within the meaning of Section 422 of the Code);

•	stock appreciation rights; and

•	other stock- or cash-based awards, which may include performance-based awards intended to comply with the requirements of Section 162(m) of the Code.

Restricted Stock Units

Restricted stock units are units evidencing the right to receive shares of our common stock or cash at the end of a specified period of time based upon the passage of any stated vesting period and/or the attainment of one or more Performance Goals (if intended to be performance-based compensation under Section 162(m) of the Code). Restricted stock units will be subject to such restrictions on transferability and vesting and on such other terms and subject to such other restrictions as the Compensation Committee may determine. Restricted stock units do not confer the rights of a stockholder until the restricted stock unit vests and is settled in shares of common stock. However, the terms of a particular restricted stock unit award may confer the right to receive additional shares of common stock equal in value to the amount of dividends or other distributions paid on the shares of common stock subject to the restricted stock units (sometimes known as “dividend equivalents”). Notwithstanding the foregoing, no dividend equivalents shall be paid to any grantee with regard to restricted stock units subject to Performance Goals unless and until the Performance Goals on the underlying award have been satisfied. Dividend equivalents accrued with respect to restricted stock units will be treated and paid in the identical manner and time as the underlying award.

If so permitted under the terms of an award, receipt of the shares of common stock underlying the restricted stock unit may be deferred in accordance with the terms of the Company’s 2010 Deferred Compensation Plan, and in accordance with Section 409A of the Code. For a description of the Company’s 2010 Deferred Compensation Plan, see “Other Employee Benefits and Non-Cash Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

Restricted Stock

Restricted stock awards consist of a grant of shares of restricted common stock. Except to the extent restricted under the award agreement relating to the restricted stock and subject to the hereinafter set forth restrictions on dividends, a grantee of restricted stock shall have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. Notwithstanding the foregoing, no dividend or other distribution shall be paid to any grantee with regard to an award of restricted stock subject to Performance Goals unless and until the Performance Goals on the underlying award have been satisfied. Restricted stock will be subject to such restrictions on transferability and vesting and on such other terms and subject to such other restrictions as the Compensation Committee may determine. The Amended Equity Incentive Plan clarifies that a grantee of restricted stock may be required to execute a blank stock power or other instruments of transfer with respect to restricted stock to be held by the Company until restrictions lapse.

Stock Options

Stock options entitle the holder to purchase shares of common stock during a specified period at the purchase price specified by the Compensation Committee (which will not be less than 100% of the fair market value of the common stock on the day the option is granted). The award agreement evidencing the grant of an option shall designate whether an option is an incentive stock option (which may only be granted to employees of the Company). Options will be exercisable during the exercise period specified in the option award agreement (which will not exceed ten years from the date of grant), at such times and upon such conditions as the Compensation Committee may determine, as reflected in the award agreement. The exercise price for common stock subject to an option may be paid in cash or by an exchange of common stock previously owned by the grantee (subject to such conditions as may be imposed by the Compensation Committee), through a “broker cashless exercise” procedure approved by the Compensation Committee or the Company, a combination of the above, or by any other method approved by the Compensation Committee or the Company. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of options, as the Compensation Committee may prescribe in its discretion or as may be required by applicable law.

Stock Appreciation Rights

Stock appreciation rights give the holder the right to receive, with respect to each share of common stock subject thereto, the excess, if any, of the fair market value per share on the date of exercise over the fair market value per share on the grant date. The maximum term of any stock appreciation right shall be ten years from the date of grant. Stock appreciation rights may be granted independently or in tandem with stock options. A stock appreciation right granted in tandem with an option will be exercisable only to the extent the underlying option is exercisable and shall be exercised at the same time that the underlying option is exercised. Payment of a stock appreciation right may be made in cash, common stock or a combination of the two, as determined by the Compensation Committee and specified in the award agreement.

Other Stock- or Cash-based Awards

The Compensation Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed by the Compensation Committee to be consistent with the purposes of the Amended Equity Incentive Plan. Other stock- or cash-based awards may be granted with value and payment contingent upon the attainment of the Performance Goals or otherwise. The Compensation Committee will determine the terms and conditions of those awards at the date of grant or thereafter. The maximum value of the aggregate payment that any participant may receive with respect to other cash-based awards in respect of any annual (or shorter) performance period is $5,000,000. If the performance period exceeds one year, the $5,000,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Performance Goals for Section 162(m) Purposes and Related Matters

Awards under our Amended Equity Incentive Plan may be made subject to the attainment of performance goals by the Company or a subsidiary or other business unit in order to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The Amended Equity Incentive Plan sets forth the following business criteria (referred to herein as the “Performance Goals”), at least one of which must be selected by the Compensation Committee as a basis (or the basis) for determining an award in order for it to qualify as performance-based compensation under Section 162(m) of the Code:

•	Net income (before or after taxes);

•	Earnings before or after deduction for all or any portion of interest, minority interests, taxes, depreciation or amortization, whether on an aggregate or per share basis;

•	Increase in the trading price of the Company’s stock above the trading price at the time the criteria are established;

•	Total stockholder return;

•	Working capital;

•	Sales or revenue;

•	Cost management goals, including expense and cost reductions or improvement in or attainment of expense levels;

•	Return ratios based on equity, investment, capital employed and/or assets;

•	Inventory levels, turns or aging;

•	Operating ratios based on margin, income and/or net income;

•	Market share;

•	Cash flow or operating cash flow;

•	The increase, decrease or ending balance of any item on the Company’s consolidated balance sheets; and/or

•	Any combination of the foregoing, including as compared to an index of one or more peer group companies selected by the Compensation Committee.

Performance Goals will include a threshold level of performance below which no award will be earned and may include a level of performance at which the target amount of an award will be earned and/or a level of performance at which the maximum amount of the award will be earned. To the extent consistent with Section 162(m) of the Code and regulations issued thereunder, the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of: (a) changes in law or accounting principles that become effective during the performance period; (b) extraordinary, unusual or infrequently occurring events; (c) the disposition of a business or significant assets; (d) gains or losses from all or certain claims and/or litigation and insurance recoveries; (e) the impact of impairment of intangible assets; (f) restructuring activities; (g) the impact of investments or acquisitions; and/or (h) changes in corporate capitalization, such as stock splits and certain reorganizations.

For the purposes of Section 162(m) of the Code, no later than ninety (90) days after the commencement of each performance period (or the date on which 25% of the performance period has elapsed, if earlier), the Compensation Committee must (a) select the Performance Goals applicable to a particular award and (b) establish the award targets at a time when the performance relative to such targets is substantially uncertain to be achieved. Payments earned may be decreased as to any grantee, but not increased with respect to a Covered Employee (as defined in the Amended Equity Incentive Plan), in the sole discretion of the Compensation Committee based on individual performance and such other factors as the Compensation Committee deems appropriate under the circumstances. No payment will be made to a participant prior to the written certification by the Compensation Committee of the extent to which the selected Performance Goals have been attained (if such award is intended to be performance-based compensation).

Like the Amended Equity Incentive Plan, our Cash Incentive Plan (described under the heading “Non-Equity Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement) also provides for the payment of awards that meet the requirements for performance-based compensation under Section 162(m) of the Code. Awards made under the Cash Incentive Plan may be settled with shares of common stock drawn from the shares reserved for issuance under the Amended Equity Incentive Plan. The Cash Incentive Plan is referred to in the Amended Equity Incentive Plan as the “EMIP”.

No Repricing of Stock Options or Stock Appreciation Rights

Except in connection with a corporate transaction involving the Company (including, without limitation, in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without prior approval of the Company’s stockholders.

Non-Employee Director Awards

The program of automatic awards to Non-Employee Directors established under the Original Equity Incentive Plan continues substantially unchanged under the Amended Equity Incentive Plan. Unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on each June 1 (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 2,250 restricted stock units and (b) any person who first becomes a Non-Employee Director after the Effective Date, shall receive upon his or her election to the Board an inaugural award of 1,500 restricted stock units on such date. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant. If a Non-Employee Director ceases to serve as a director of the Company for any reason, such Non-Employee Director’s restricted stock units will terminate to the extent that the vesting thereof has not been accelerated, and such former Non-Employee Director shall have no rights with respect to, or in respect of, such terminated restricted stock units.

The receipt of shares issuable upon vesting of the restricted stock units to be granted to our Non-Employee Directors may be deferred under our 2010 Deferred Compensation Plan. Non-Employee Directors are expected to defer the receipt of such shares or to hold such shares at least until the director has satisfied his stock ownership requirement under the Company’s Director and Executive Officer Stock Ownership Guidelines. See “Director and Executive Officer Stock Ownership Guidelines” in the Overview of our Corporate Governance Practices section of this Proxy Statement for additional information on these guidelines.

Shares Reserved for Issuance under the Amended Equity Incentive Plan

Subject to approval by stockholders, up to 3,000,000 shares of our common stock are reserved for issuance under the Amended Equity Incentive Plan. The total authorized shares under the Original Equity Incentive Plan are part of, and not in addition to, the reserve under the Amended Equity Incentive Plan. To the extent that awards made under the terms of the Cash Incentive Plan are settled in shares of stock, or that awards granted under the Amended Equity Incentive Plan are deferred under the Company’s deferred compensation plan, such stock shall be drawn from the Amended Equity Incentive Plan and counted against the total authorized shares thereunder. Under the Amended Equity Incentive Plan, the aggregate number of restricted stock units and restricted stock awards that may be granted with time-based vesting periods shorter than three years is limited to 10% of the total authorized shares; provided that such vesting may occur over the three year vesting period.

Shares subject to awards granted under the Amended Equity Incentive Plan or awards under the Cash Incentive Plan that are to be settled in shares of common stock will be counted against those reserved to the extent those shares have been delivered or, subject to the following sentence, Awards have been granted which may result in shares being delivered. If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the grantee, the shares of common stock with respect to that award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Amended Equity Incentive Plan or the Cash Incentive Plan. Notwithstanding the foregoing, the following shares will not be available for future grant or added to the aggregate Amended Equity Incentive Plan limits specified in the preceding paragraph: (a) shares tendered in payment of the exercise price of a stock option, (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations, and (c) shares of common stock repurchased by the Company with proceeds from the exercise of stock options. All shares of common stock covered by a stock appreciation right or stock option will be counted against the total shares reserved for issuance under the Amended Equity Incentive Plan. All shares and awards issued under the Original Equity Incentive Plan shall be deemed issued under the Amended Equity Incentive Plan and are therefore counted against the shares reserved for issuance under the Amended Equity Incentive Plan to the same extent as if they had been issued thereunder.

Individual Award Limits

The Amended Equity Incentive Plan provides that, subject to adjustments provided therein, no more than 187,500 shares of common stock underlying awards may be granted to a participant in any one calendar year. This share limit also applies to the extent that awards under the Cash Incentive Plan are settled in shares of common stock drawn from the Amended Equity Incentive Plan.

Acceleration of Vesting

Except to the extent inconsistent with Section 162(m) or 409A of the Code, if applicable, the vesting of any or all awards (and, with respect to stock options and stock appreciation rights, the time at which those awards may be exercised) may be accelerated in full or in part to any date as the Compensation Committee may determine with respect to any participant or all participants and, with respect to any participants or all participants, the Compensation Committee may further determine that any reacquisition or repurchase rights held by the Company with respect to an award will lapse in full or in part as of any date.

Change in Control

Except to the extent otherwise provided in an award agreement, upon a change in control, the Board, or the board of directors of any entity assuming the Company’s obligations, will take any one or more of the following actions as to outstanding awards, to the extent consistent with Section 409A of the Code, if applicable:

•	the surviving or acquiring company may continue or assume any or all awards or substitute similar awards;

•	accelerate the vesting of awards in whole or part;

•	cause any reacquisition or repurchase rights held by the Company with respect to an award to lapse in full or in part;

•	cause any reacquisition or repurchase rights held by the Company with respect to an award to be assigned to the successor of the Company; or

•	pay (using cash or other consideration) for awards in lieu of exercise.

Adjustments Upon Changes in Capitalization

In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, shares or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the common stock, the Compensation Committee will appropriately adjust the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with new awards and will also adjust, in each case, in order to prevent dilution or enlargement of the rights of participants under the Amended Equity Incentive Plan, (a) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (b) the exercise price, grant price or purchase price relating to any outstanding award, provided, that, (i) with respect to awards intended to comply with the requirements of performance-based compensation under Section 162(m) of the Code, such adjustment shall be made in accordance with such Code section; (ii) with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iii) with respect to other awards to the extent necessary to comply with Section 409 of the Code, such adjustments shall be consistent with Treasury regulation Section 1.409A-1(b)(5)(v)(D); and (c) if applicable and to the extent determined to be appropriate, the Performance Goals applicable to outstanding awards.

Dividends and Distributions on Performance-Based Awards

Notwithstanding anything to the contrary contained in the Amended Equity Incentive Plan or in any award agreement, no dividend or other distribution shall be paid to any grantee with regard to an award subject to Performance Goals unless and until the Performance Goals on the underlying award have been satisfied. Dividends and distributions accrued on shares of restricted stock subject to Performance Goals shall be held in escrow by the Company until it is determined whether such Performance Goals have been met and shall be forfeited back to the Company upon the failure to meet such Performance Goals.

Transferability of Awards; Anti-hedging and Anti-pledging

Awards granted under the Amended Equity Incentive Plan may not be transferred by a participant other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. The Amended Equity Incentive Plan creates an anti-hedging policy, which is intended to prohibit award recipients from adopting a strategy to offset or reduce the risk of price fluctuations in our shares. Such prohibition will enhance the Amended Equity Incentive Plan’s goal of aligning the interests of award recipients and stockholders. A participant may not engage in any hedging transaction with respect to any award or shares issued under any award. Hedging transactions include, without limitation, puts, calls, short sales, options or other derivative securities to hedge or offset the decline in value of an award or shares issued thereunder. A participant may not pledge any award or shares issued under any award as collateral for a loan.

No Restriction on Corporate Action

No participant or his or her beneficiary shall have any right or claim against the Company or any subsidiary or its or their directors or officers as a result of any action or transaction that the Company or its subsidiaries or its or their directors and officers determines to be appropriate or in the best interest of the Company or a subsidiary.

Taxes

The Company or any subsidiary is authorized to, and shall, withhold from any award granted, any payment relating to an award under the Amended Equity Incentive Plan, amounts of withholding and other taxes due in connection with any transaction involving the award, and to take such other action deemed advisable to enable the Company and the participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority shall include authority to withhold or receive stock or other property and to make cash payments in respect thereof in satisfaction of a participant’s tax obligations or to require a participant through payroll withholding or cash payment to satisfy all or part of his or her obligations.

Clawback

It is the policy of the Company, and the Amended Equity Incentive Plan provides, that the Company will, to the extent permitted by governing law, require reimbursement of any cash or equity-based incentive compensation paid under the Amended Equity Incentive Plan or any other incentive compensation paid by the Company to any named executive officer where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and in the Compensation Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Company will, to the extent practicable, seek to recover the described cash or equity-based incentive compensation for the relevant period, plus a reasonable rate of interest. In addition, with respect to other grantees, the Compensation Committee may make retroactive adjustments to, and the grantee shall reimburse to the Company, any cash or equity-based incentive compensation paid to the grantee where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the grantee otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the grantee’s misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the grantee’s cash or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. Without limiting any of the foregoing, grantees shall reimburse the Company, and the Company shall recover from grantees, those amounts required pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any other legal requirements now or hereafter in effect.

Amendment or Termination of the Amended Equity Incentive Plan

Our Board may amend, alter, suspend, or terminate the Amended Equity Incentive Plan at any time in whole or in part, provided that no such amendment, alteration, suspension, or termination will be made without stockholder approval if that approval is, in the Board’s determination, necessary to comply with any tax or regulatory requirement. Stockholder approval is specifically required for amendments that increase the maximum number of shares available under the Amended Equity Incentive Plan, change the conditions for eligibility to participate in the plan or materially increase the benefits accruing to participants. No amendment to or termination of the Amended Equity Incentive Plan may adversely affect any awards granted under the Amended Equity Incentive Plan without the participant’s permission.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of certain current United States federal income tax consequences relating to the Amended Equity Incentive Plan. The Code and related rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The following discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Equity Incentive Plan. Further, tax consequences may vary with the types of awards made, the identity of the participants and the method of payment or settlement.

Options and Stock Appreciation Rights

Generally, the grant of an option or a stock appreciation right creates no federal income tax consequences for the participant and a deduction is not taken by the Company at that time. An option may be either an incentive stock option or a non-qualified stock option. An incentive stock option may only be granted to an employee of a company (as opposed, for example, to a non-employee director or consultant) and must meet all of the requirements set forth in Section 422 of the Code. Among those requirements, generally, the option must be granted pursuant to a shareholder-approved plan, the option price must be not less than the fair market value of the stock at the time such option is granted and the aggregate fair market value of stock with respect to which incentive stock options are first exercisable by any individual during any calendar year must not exceed $100,000 (with the value of such stock measured on the option grant date). A non-qualified stock option is a stock option that does not meet the requirements of an incentive stock option (or that is specifically designated as a non-qualified stock option). Option grants under the Amended Equity Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code.

Upon exercise of an incentive stock option, a participant does not have to pay ordinary income tax or employment tax on the difference between the exercise price and the fair market value of the shares received. However, this difference is included in the participant’s alternative minimum taxable income and could increase the participant’s alternative minimum tax liability. If the participant is an employee of the Company at the time of exercise (or was an employee of the Company no more than three months prior to exercise), and the shares are held for at least two years from the date of grant and at least one year after the date of exercise, then any gain or loss on the sale of the shares is taxed as long-term capital gain or loss. If the employment, but not the holding, requirement is met for an incentive stock option (a “disqualifying disposition”), generally the amount by which the fair market value of the stock exceeds the exercise price at sale, or if lesser, at exercise is ordinary income.

Upon exercise of a non-qualified stock option, the participant generally must recognize ordinary income equal to the difference between the fair market value of the shares acquired on the date of exercise and the exercise price. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the amount of cash or the fair market value of the shares received less any exercise price, if applicable. A participant’s later sale of shares acquired by exercise of any non-qualified stock option or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis of the shares (which is generally equal to the fair market value of the shares at the time of exercise).

The Company will not be entitled to any tax deduction on the exercise of an incentive stock option unless there is a disqualifying disposition of the incentive stock option shares. The Company will be entitled to a tax deduction, subject to other provisions of the Code, upon the exercise of a non-qualified stock option or a stock appreciation right or upon a disqualifying disposition of incentive stock option shares. The dollar amount of the Company’s tax deduction will be equal to the amount of ordinary income reported to the participant.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock if the stock is subject to a substantial risk of forfeiture (e.g., will be forfeited upon the participant’s voluntary termination of employment) and the shares are nontransferable (i.e., cannot be transferred without remaining subject to the substantial risk of forfeiture). The restricted stock will become taxable as ordinary income on the earlier of the date the substantial risk of forfeiture lapses or the shares become transferable. Under the Amended Equity Incentive Plan, this will occur at the end of a predetermined vesting period. Once taxable, the Company is required to withhold income and FICA taxes based on the fair market value of the shares on the date of taxation, and will report the income to the participant in the year of taxation. The Company is entitled to a tax deduction, subject to other provisions of the Code, equal to the amount of income reported to the participant, and this dollar amount becomes the participant’s tax basis in the shares. A subsequent sale of the shares by the participant will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the participant’s tax basis in such shares.

Federal tax law permits a participant to voluntarily elect to be subject to income tax at the time of grant of the restricted stock as though it were not subject to a risk of forfeiture and a restriction on transferability. To make this election, the participant must file an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the grant of the restricted stock. In that event, the fair market value of the restricted stock at the date of grant will be taxable as ordinary income to the participant, is subject to Company income and FICA tax withholding, and will be reported as ordinary income to the participant in the year the 83(b) election occurred. The Company is entitled to a tax deduction, subject to other provisions of the Code, equal to the amount of income reported to the participant, and this dollar amount becomes the participant’s tax basis in the shares. Even after the participant has made an 83(b) election, the shares of restricted stock will still be subject to the applicable vesting schedule. A subsequent sale of the shares by the participant following the restricted stock vesting date generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the participant’s tax basis in such shares.

Restricted Stock Units

A participant granted restricted stock units will not recognize taxable income upon the grant of the award. The participant will realize ordinary income at the date the award is settled by delivery of shares to the participant. Generally, this will occur at (or shortly after) the vesting date (when the time vesting and/or performance goals are achieved). However, the settlement may be deferred for a period of time after the vesting date either under the terms of the original award, if permitted or required by the Compensation Committee or under the terms of the 2010 Deferred Compensation Plan. The fair market value of the shares delivered at settlement will be taxable as ordinary income to the participant, is subject to Company income and FICA tax withholding, and will become the participant’s tax basis in the shares. The Company is entitled to a tax deduction, subject to other provisions of the Code, equal to the amount reported as income to the participant. A subsequent sale of the shares by the participant generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares less the participant’s tax basis in such shares.

In the event receipt of the shares of stock subject to the restricted stock units is delayed because the participant makes a valid deferral election under the terms of the 2010 Deferred Compensation Plan, FICA taxes will be imposed on the restricted stock unit vesting date, and income tax will be imposed on the date a distribution in respect of the shares is made from the 2010 Deferred Compensation Plan. Upon the imposition of FICA or income taxes, the Company is required to withhold taxes. Any deferral of receipt of shares associated with a restricted stock unit grant must be made in accordance with Section 409A of the Code and regulations issued thereunder and in accordance with the 2010 Deferred Compensation Plan.

Other Awards Settled with Shares and Cash

Awards other than options, stock appreciation rights, restricted stock and restricted stock units will in most cases represent a right to receive cash or stock at a specified future date, upon satisfaction of service conditions and possibly upon achievement of performance goals. These awards generally will result in ordinary income to the participant at the later of the time of delivery of cash or actual shares or, in the case of shares, at the time that either the risk of forfeiture (including forfeiture in the event performance goals are not achieved) or restrictions on transferability lapses. Upon the settlement of the award, the Company will withhold income and FICA taxes, and will report the ordinary income to the participant in the year the award is settled. In cases where the award vests prior to the actual settlement date, subject to certain exceptions, FICA tax withholding will be imposed on the award vesting date, while income tax withholding will be imposed on the award settlement date.

Sections 409A, 162(m) and 280G of the Code

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) must comply with Section 409A of the Code, which imposes certain requirements that must be met in order for a participant to defer the income taxation on an award beyond the award’s vesting date. A participant’s elections to defer compensation, and the timing of any distributions relating to such awards, must comply with Section 409A of the Code. In addition, Section 409A generally prohibits the acceleration of the time or schedule of any payment of deferred amounts. A violation of Section 409A will result in income taxation to the participant in the year an award vests, an additional 20% tax and interest (all payable by the participant). Both the Amended Equity Incentive Plan and the 2010 Deferred Compensation Plan have been designed with the intention to comply with the requirements of Section 409A. However, recipients of awards under the Amended Equity Incentive Plan are solely responsible for any and all income, excise tax or other taxes imposed on them with respect to the award.

Section 162(m) of the Code imposes a $1 million limit on the tax deductibility of compensation that is paid to a “covered employee.” However, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains deductible by the Company, subject to other provisions of the Code. Under the Amended Equity Incentive Plan, options and stock appreciation rights granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of Performance Goals, may qualify as performance-based compensation. A number of requirements must be met in order for particular compensation to qualify as performance-based compensation; therefore, there can be no assurance that compensation under the Amended Equity Incentive Plan will be fully deductible under all circumstances. Furthermore, other awards under the Amended Equity Incentive Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify as performance-based compensation.

In addition to the tax deductibility restrictions of Section 162(m), compensation to certain employees resulting from the vesting of awards in connection with a change in control or termination following a change in control (so-called “golden parachutes”) also may be non-deductible under Section 280G of the Code and subject to a 20% excise tax under Section 4999 of the Code.

PLAN BENEFITS

Officers (including the named executive officers), employees, non-employee directors and consultants are eligible to receive awards under the Amended Equity Incentive Plan in the discretion of the Compensation Committee. Therefore, except to the extent set forth below, the benefits and amounts that will be received or allocated to participants under the Amended Equity Incentive Plan are not determinable at this time.

The Amended Equity Incentive Plan provides for certain automatic awards to Non-Employee Directors. If the Company’s stockholders approve the Amended Equity Incentive Plan and unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on each June 1 (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 2,250 restricted stock units and (b) any person who first becomes a Non-Employee Director after the Effective Date, shall receive upon his or her election to the Board an inaugural award of 1,500 restricted stock units on such date. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant.

At its April 2, 2013 meeting, the Compensation Committee adopted a program (the “2013 Equity Incentive Program”) for equity incentives for fiscal year 2013 under the Original Equity Incentive Plan (which will be replaced by the Amended Equity Incentive Plan if it is approved by our stockholders). Our Chief Executive Officer, R. Neal Black, and our Executive Vice Presidents, Robert B. Hensley, Gary M. Merry, James W. Thorne and David E. Ullman (collectively, our “Executive Officers”) are participants in the 2013 Equity Incentive Program. For a description of the 2013 Equity Incentive Program and the awards that may be granted to our Executive Officers under such program (as well as the negative discretion that may be exercised by our Compensation Committee with respect to awards under the program), see “Equity Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

No options, warrants or rights were granted under the Original Equity Incentive Plan as of the fiscal year ended 2012.

OTHER MATTERS

TRANSACTIONS WITH RELATED PERSONS

On September 9, 2008, the Company and Mr. Wildrick, Chairman of the Board, entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which the Company retained Mr. Wildrick to consult on matters of strategic planning and initiatives for a consulting period from February 1, 2009 through January 31, 2012 at a fee of $825,000 per year. Pursuant to that certain First Amendment to Consulting Agreement, dated November 30, 2010, the consulting period was extended through January 26, 2014. Pursuant to that certain Second Amendment to Consulting Agreement, dated April 2, 2013, the consulting period was extended through January 30, 2016. Except for the extensions of the consulting period, neither of the amendments changed any of the terms or conditions of the Consulting Agreement. In accordance with the Company’s policy regarding related party transactions described below, the First Amendment was approved by the independent members of the Board of Directors and the Second Amendment was approved by the Audit Committee.

The Consulting Agreement includes an agreement by Mr. Wildrick not to compete with the Company or to solicit its customers or employees during its term. The Consulting Agreement also provides for the acceleration of payments due thereunder to Mr. Wildrick in connection with certain termination events. If Mr. Wildrick’s services are terminated by the Company without “cause” (as defined below), the Company will be obligated to pay Mr. Wildrick the balance of amounts due under the Consulting Agreement for its remaining term as and when such payments would otherwise be due. If Mr. Wildrick’s services are terminated by the Company with “cause,” the Company will be obligated to pay Mr. Wildrick the unpaid, prorated amount of the consulting fees payable through the date of termination. For purposes of the Consulting Agreement, “cause” means: (a) the conviction of Mr. Wildrick of a felony involving money or other property of the Company or any other felony or offense involving moral turpitude; or (b) the willful commission of any act of fraud or misrepresentation related to the business of the Company which would materially and negatively impact the Company. If within ninety (90) days following a change of control of the Company (defined consistently with Mr. Black’s employment agreement), Mr. Wildrick exercises his right to terminate the Consulting Agreement or the Company terminates the Consulting Agreement based on a default thereunder by Mr. Wildrick, the Company will pay Mr. Wildrick a lump sum equal to the balance of amounts due under the Consulting Agreement for its remaining term.

Policies and Procedures for Review and Approval of Transactions with Related Persons

The Company’s policy regarding related party transactions is set forth in the Audit Committee’s charter and in the Company’s Corporate Governance Standards (both of which are available on our website at www.josbank.com). As used herein and therein, “related party transactions” are transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission. Item 404(a) generally requires disclosure of transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which any related person (such as an executive officer, director, director nominee, or 5% stockholder of the Company or any family member of the foregoing) has a direct or indirect material interest. Except as otherwise set forth below, the Audit Committee shall review each related party transaction to determine whether it is fair and reasonable to the Company. Notwithstanding the foregoing, in lieu of the Committee so doing, the determination of whether a related party transaction is fair and reasonable to the Company may be made by the members of the Board who are independent directors. The Company will enter into or ratify a related party transaction only if the Committee or the independent directors, as the case may be, determines that it is fair and reasonable to the Company. In the event a related party transaction is entered into without prior approval as set forth in the Company’s related party transaction policy and, after review by the Committee or the independent directors, as the case may be, such transaction is not determined to be fair and reasonable to the Company, the Company will make all reasonable efforts to cancel or annul such transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From the beginning of Fiscal 2012 through April 25, 2012, the Compensation Committee was comprised of Messrs. Herron, Homes and Ritman. On April 26, 2012, Mr. Ferstl was added as a member of the Compensation Committee. As of June 15, 2012, Mr. Homes was no longer a director of the Company and was therefore no longer a member of the Compensation Committee. No individual who served on the Compensation Committee during Fiscal 2012 is a current or was a former officer or employee of the Company. In Fiscal 2012, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company. The individuals serving on the Compensation Committee during Fiscal 2012 did not otherwise have any relationships requiring related-party disclosure in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 8, 2013 by (a) each named executive officer; (b) each director; (c) all directors and executive officers as a group; and (d) each person (or group) that beneficially owns more than 5% of our common stock. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 500 Hanover Pike, Hampstead, Maryland 21074.

	Shares Beneficially Owned*
	Number	Percent
R. Neal Black(1)	146,142	0.52%
James H. Ferstl(2)	10,750	**
Andrew A. Giordano(3)	43,210	**
Robert B. Hensley(4)	40,380	0.14%
William E. Herron(5)	21,690	**
Gary M. Merry(6)	18,775	0.07%
Sidney H. Ritman(7)	26,469	**
James W. Thorne(8)	11,922	0.04%
David E. Ullman(9)	53,775	0.19%
Robert N. Wildrick(10)	53,952	**
FMR LLC(11)	4,191,700	14.99%
Royce & Associates, LLC(12)	2,997,137	10.72%
BlackRock, Inc.(13)	2,187,533	7.82%
The Vanguard Group, Inc.(14)	1,665,161	5.95%
TimeSquare Capital Management, LLC(15)	1,545,849	5.53%
All directors and executive officers as a group (10 persons)(16)	427,065	1.52%

*	Unless otherwise indicated by footnote, the shares beneficially owned consist exclusively of shares of common stock. If indicated by footnote, the shares beneficially owned consist of shares of common stock and one or both of the following: (a) shares of common stock deliverable by the Company within 60 days of May 8, 2013 as a result of the vesting of restricted stock units granted under the 2010 Equity Compensation Plan; and (b) stock units held under the Company’s 2010 Deferred Compensation Plan. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 27,969,969 shares of our common stock outstanding as of May 8, 2013, plus the number of stock units held for the account of the applicable individual(s) under the Company’s 2010 Deferred Compensation Plan and the number of restricted stock units which will vest in the applicable individual(s) within 60 days of May 8, 2013. To our knowledge and based on reviews of Schedules 13D and Schedules 13G filed with the SEC, except as disclosed in this table, no other stockholder beneficially owned more than 5% of our outstanding shares of common stock as of May 8, 2013.

**	Represents less than 1%.

(1)

Mr. Black’s shares consist of 131,667 shares of common stock and 14,475 shares of common stock deliverable by the Company within 60 days of May 8, 2013 as a result of the vesting of Performance RSUs granted to Mr. Black under the 2010 Equity Compensation Plan.

(2)

Mr. Ferstl’s shares consist of 2,500 shares of common stock, 6,000 stock units held for the account of Mr. Ferstl under the Company’s 2010 Deferred Compensation Plan and 2,250 restricted stock units which will vest within 60 days of May 8, 2013.

(3)

Mr. Giordano’s shares consist of 37,210 shares of common stock, 3,750 stock units held for the account of Mr. Giordano under the Company’s 2010 Deferred Compensation Plan and 2,250 restricted stock units which will vest within 60 days of May 8, 2013.

(4)	Mr. Hensley’s shares consist of 36,605 shares of common stock and 3,775 restricted stock units which will vest within 60 days of May 8, 2013.

(5)

Mr. Herron’s shares consist of 13,440 shares of common stock, 6,000 stock units held for the account of Mr. Herron under the Company’s 2010 Deferred Compensation Plan and 2,250 restricted stock units which will vest within 60 days of May 8, 2013. Receipt of the shares of common stock underlying the restricted stock units has been deferred until Mr. Herron’s separation from service as a member of the Board.

(6)	Mr. Merry’s shares consist of 15,000 shares of common stock and 3,775 restricted stock units which will vest within 60 days of May 8, 2013.

(7)

Mr. Ritman’s shares consist of 12,049 shares of common stock, 12,170 stock units held for the account of Mr. Ritman under the Company’s 2010 Deferred Compensation Plan and 2,250 restricted stock units which will vest within 60 days of May 8, 2013. Receipt of the shares of common stock underlying the restricted stock units has been deferred until Mr. Ritman’s separation from service as a member of the Board.

(8)	Mr. Thorne’s shares consist of 8,147 shares of common stock and 3,775 restricted stock units which will vest within 60 days of May 8, 2013.

(9)	Mr. Ullman’s shares consist of 50,000 shares of common stock and 3,775 restricted stock units which will vest within 60 days of May 8, 2013.

(10)

Mr. Wildrick’s shares consist of 45,702 shares of common stock, 6,000 stock units held for the account of Mr. Wildrick under the Company’s 2010 Deferred Compensation Plan and 2,250 restricted stock units which will vest within 60 days of May 8, 2013. Receipt of the shares of common stock underlying the restricted stock units has been deferred until Mr. Wildrick’s separation from service as a member of the Board.

(11)

The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 7) filed with the SEC on February14, 2013. According to the aforementioned Schedule 13G, the reporting persons reported sole voting power with respect to 466,009 shares, sole dispositive power with respect to 4,191,700 shares, and no shared voting or dispositive power. The address of reporting persons is 82 Devonshire Street, Boston MA 02109.

(12)

The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 6) filed with the SEC on January 14, 2013. Royce & Associates, LLC (“Royce”) reported sole voting and dispositive power with respect to 2,997,137 shares and no shared voting or dispositive power. The address of Royce is 745 Fifth Avenue, New York, NY 10151.

(13)

The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 3) filed with the SEC on February 12, 2013. BlackRock, Inc. (“BlackRock”) reported sole voting power with respect to 2,187,553 shares, sole dispositive power with respect to 2,187,553 shares, and no shared voting or dispositive power. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(14)

The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 11, 2013. The Vanguard Group, Inc. (“Vanguard”) reported sole voting power with respect to 40,185 shares, no shared voting power, sole dispositive power with respect to 1,626,788 shares, and shared dispositive power with respect to 38,373 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

The information in the table above and in this footnote is based on a Schedule 13G filed with the SEC on February 11, 2013. TimesSquare Capital Management, LLC (“TimesSquare”) reported sole voting power with respect to 1,305,749 shares, no shared voting power, sole dispositive power with respect to 1,545,849 shares, and no shared dispositive power. The address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, NY 10036.

(16)	Consists of: R. Neal Black, James H. Ferstl, Andrew A. Giordano, Robert B. Hensley, William E. Herron, Gary M. Merry, Sidney H. Ritman, James W. Thorne, David E. Ullman and Robert N. Wildrick.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and any other person subject to Section 16 to file reports of beneficial ownership of common stock (Forms 3, 4 and 5) with the SEC. Officers, directors, and greater-than-ten percent stockholders are required to furnish the Company with copies of all such forms that they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of Section 16 reports, and amendments thereto, received by it during or with respect to Fiscal 2012, all filings applicable to its officers, directors and greater-than-ten percent stockholders required by Section 16(a) were timely except as previously disclosed.

EQUITY COMPENSATION PLAN INFORMATION

The table which follows contains information, as of the end of Fiscal 2012, on the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by our stockholders(1)	111,156	—	1,336,534
Equity compensation plans not approved by our stockholders	—	—	—
Total	111,156	—	1,336,534

(1)

Column (a) consists of restricted stock units and stock units credited to the 2010 Deferred Compensation Plan, all of which may be settled in shares of our common stock. The restricted stock units and deferred stock units are not included in column (b). The Company does not have any outstanding options or warrants.

OTHER BUSINESS

Except as described in the accompanying Notice of Meeting, the Board knows of no business that will come before the Annual Meeting for action. If any business other than as described in the accompanying Notice of Meeting were to come before the Annual Meeting for action for which the Company did not have sufficient notice as contemplated by the Amended and Restated Bylaws of the Company, the persons designated as proxies will have the authority to act in their discretion.

The Board encourages you to have your shares voted at the Annual Meeting by signing and returning the enclosed form of proxy or voting instruction card. The fact that you will have returned your proxy or voting instruction card in advance will in no way affect your right to vote in person should you attend the Annual Meeting. However, by signing and returning the proxy or voting instruction card you have assured your representation at the Annual Meeting. Thank you for your cooperation.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and disclosures regarding the Audit Committee charter are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any future filings made by the Company under those statutes.

THE BOARD HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. YOUR COOPERATION IS APPRECIATED.

APPENDIX

AMENDED AND RESTATED JOS. A. BANK CLOTHIERS, INC.

EQUITY INCENTIVE PLAN

1. Purpose; Types of Awards.

The purposes of this Amended and Restated Jos. A. Bank Clothiers, Inc. Equity Incentive Plan (this “Plan”) are to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors and consultants of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward individuals who accomplish their Performance Goals (if such reward is intended to be performance-based compensation under Section 162(m) of the Code) or who otherwise contribute to the goals of the Company. This Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock- or Cash-Based Awards. This Plan is designed to permit Awards granted to Covered Employees hereunder to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code.

2. Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a)	“Annual Incentive Program” means those annual incentives provided under the terms of the Jos. A. Bank Clothiers, Inc. Executive Management Incentive Plan (the “EMIP”).

(b)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Other Cash-Based Award or award under the Annual Incentive Program granted under this Plan.

(c)	“Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	A “Change in Control” of the Company or any Subsidiary (an “Employing Company”) shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)	A Person, or more than one Person acting as a group, become(s) the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of stock of the Employing Company that, together with the stock held by such Person or group, constitutes 51% or more of the combined total fair market value or voting power of the Employing Company’s then outstanding securities; or

(ii)	A Person, or more than one Person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Employing Company possessing 30% or more of the combined voting power of the outstanding securities of the Employing Company and at least a majority of the members of the board of directors of the Employing Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board prior to the date of the appointment or election and at the time such directors are replaced no other corporation is a majority stockholder of the Employing Company (that is, a change in the board of directors of a Subsidiary of the Company will not be relevant in determining the existence of a Change in Control); or

(iii)

a merger or consolidation of the Employing Company is consummated with any other corporation, other than a merger or consolidation immediately following which would result in the holders of the voting securities of the Employing Company outstanding immediately prior thereto continuing to hold (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Employing Company, or such surviving entity or its parent company, outstanding immediately after such merger or consolidation; or

(iv)	the stockholders of the Employing Company approve a plan of complete liquidation or dissolution of the Employing Company or there is consummated an agreement for a sale or disposition by the Employing Company of all or substantially all of such Company’s assets, other than a liquidation or sale which would result in the holders of the voting securities of the Employing Company immediately prior thereto continuing to hold at least 70% of the combined voting power of the successor entity immediately following such liquidation or sale.

Notwithstanding the foregoing, to the extent that a Change in Control is a payment trigger under the terms of this Plan or any Award Agreement regardless whether or not the Grantee separates from service (within the meaning of Code Section 409A and regulations issued thereunder), a Change in Control shall not be deemed to have occurred unless such transaction or occurrences constitutes a change in ownership or effective control, or change in ownership of a substantial portion of the assets of the Employing Company, within the meaning of Section 409A(a)(2)(A)(v) and Treasury Regulations Section 1.409A-3(i)(5). An event shall constitute a Change in Control with respect to a Grantee only if the Grantee performs services for the Employing Company that has experienced the Change in Control, or the Grantee’s relationship to the affected Company or Subsidiary otherwise satisfies the requirements of Treasury Regulations Section 1.409A-3(i)(5)(ii).

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder.

(g)	“Committee” shall mean the Compensation Committee of the Board, or such other committee as may be designated by the Board, which shall in either case consist of two or more persons, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, an independent director under the listing requirements of the principal national securities exchange on which the Stock is traded and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The term “Committee” shall also mean any committee of one or more Company directors or officers of the Company designated by the Board to make Awards under this Plan within the limits specified in the resolutions of the Board designating such committee; provided, however, in no event shall such committee make Awards under this Plan to its members, officers subject to Section 16 of the Exchange Act, directors of the Company, or officers who are, or are reasonably expected to be, Covered Employees.

(h)	“Company” means JOS. A. BANK CLOTHIERS, INC., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k)	“Fair Market Value” means (i) the closing reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the relevant date (or, if there is no such closing sales price reported on the relevant date, then on the immediately preceding day on which a closing sales price was reported), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing reported bid and asked prices for the shares of Stock in such over-the-counter market for the relevant date (or, if there are no such closing bid and asked prices reported on the relevant date, then on the immediately preceding day on which closing bid and asked prices were reported), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, consistent with Section 162(m), 422 and/or 409A of the Code, as applicable.

(l)	“Grantee” means an employee, director or consultant of the Company or any Subsidiary of the Company that has been granted an Award under this Plan.

(m)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n)	“Long Term Incentive Program” means the program described in Section 6(b) hereof.

(o)	“NQSO” means any Option that is not designated as an ISO.

(p)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q)	“Original Plan” means the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.

(r)	“Other Cash-Based Award” means cash awarded under the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under this Plan.

(s)	“Other Stock-Based Award” means a right or other interest granted to a Grantee under the Long Term Incentive Program (not otherwise provided for in Sections 6(b)(i)-(iv) of this Plan) that may be denominated, payable or valued in whole or in part by reference to Stock.

(t)	“Performance Goals” means performance goals based on the attainment by the Company or a Subsidiary or other business unit, whether on an absolute or relative basis, of performance goals pre-established by the Committee, which in the case of an Award intended to comply with Section 162(m) of the Code shall be based on one or more of the following criteria: (i) net income (before or after taxes); (ii) earnings before or after deduction for all or any portion of interest, taxes, minority interest, depreciation and amortization, whether on an aggregate or per share basis; (iii) increase in the trading price of the Company’s stock above the trading price at the time the criteria is established; (iv) return on total stockholder equity; (v) working capital; (vi) sales or revenues; (vii) cost management goals, including expense and cost reductions or improvements in or attainment of expense levels; (viii) return ratios based on equity, investment, capital employed and/or assets; (ix) inventory levels, turns or aging, (x) operating ratios based on margin, income and/or net income; (xi) market share; (xii) cash flow or operating cash flow; (xiii) increase, decrease or ending balance of any item on the Company’s consolidated balance sheets; and (xiv) any combination of the foregoing, including as compared to an index of one or more peer group companies selected by the Committee. To the extent permitted under Section 162(m) of the Code, or to the extent that an Award is not intended to constitute performance-based compensation for purposes of Section 162(m), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. To the extent consistent with Section 162(m) and regulations issued thereunder, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of (i) changes in tax law or accounting principles that become effective during the performance period; (ii) extraordinary, unusual or infrequently occurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company; (iii) the disposition of a business or significant assets; (iv) gains or losses from all or certain claims and/or litigation and insurance recoveries; (v) the impact of impairment of tangible assets; (vi) restructuring activities; (vii) the impact of investments or acquisitions; and/or (viii) changes in corporate capitalization such as stock splits and certain reorganizations.

(u)

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the

Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(v)	“Plan” means this Jos. A. Bank Clothiers, Inc. Amended and Restated Equity Incentive Plan, as amended from time to time.

(w)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii), the grant, issuance, vesting or retention of which are subject to conditions specified by the Committee in the Award Agreement.

(x)	“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash (as determined by the Committee and evidenced in an Award Agreement) at the end of a specified period of time (upon vesting or at a later date, consistent with Section 409A of the Code) in accordance with the terms of such grant and/or upon the satisfaction of specified Performance Goals, all as specified by the Committee in the Award Agreement.

(y)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z)	“Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(aa)	“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(bb)	“Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount of Stock or cash or a combination of Stock and cash, measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(cc)	“Subsidiary” means any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or more of the voting power or economic interests of such corporation or entity.

(dd)	“Total Authorized Shares” shall have the meaning set forth in Section 5(a) of this Plan.

3. Administration.

This Plan shall be administered by the Committee, unless otherwise set forth herein or as otherwise determined by the Board of Directors. Any actions that may or shall be taken by the Committee under this Plan may also be taken by the Board of Directors. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine, and certify attainment of, Performance Goals with regard to an Award that is intended to be Performance Based, no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards to the extent consistent with Sections 162(m), 422 and 409A of the Code, if applicable; (vii) construe and interpret this Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to this Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and (x) make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the Committee’s determination that the performance objectives based solely on Performance Goals was or were fully satisfied, except to the extent otherwise provided in an Award Agreement, the Committee shall nevertheless have discretion to reduce an Award based on individual performance as it considers appropriate in the circumstances, and may apply subjective, discretionary criteria for this purpose.

Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior approval of the Company’s stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by the consent in writing or electronic transmission of all members of the Committee (unless such consent shall be restricted by the Company’s certificate of incorporation or bylaws). The Committee may delegate to one or more of its members or to one or more agents (as permitted by law) such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under this Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee, and any officer or employee of the Company acting at the direction of, or on behalf of, the Committee, against any cost, expense or liability arising out of any action, omission or determination relating to this Plan, unless such action or omission or determination was made in bad faith and without reasonable belief that it was in the best interests of the Company.

4. Eligibility.

Awards may be granted to employees, directors and consultants of the Company or of its Subsidiaries, expressly provided, however, that ISOs may only be granted to employees of the Company or a Subsidiary. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan.

5. Stock Subject to this Plan.

(a)

Total Authorized Shares. The maximum number of shares of Stock reserved for the grant of Awards under this Plan (“Total Authorized Shares”) shall be 3,000,000, inclusive of the 1,500,000 shares of Stock reserved for the grant of Awards under the Original Plan. The total authorized shares under the Original Plan shall be deemed part of, and not in addition to, the Total Authorized Shares hereunder. Subject to adjustment as provided herein, no more than 187,500 of the Total Authorized Shares may be awarded under this Plan in the aggregate in respect of Awards which are granted to any individual in a single calendar year. The Total Authorized Shares and the maximum number of the Total Authorized Shares that may be awarded under this Plan in the aggregate in respect of Awards which are granted to any individual in a single calendar year may be issued in whole or part under ISOs, NQSOs or under any other form(s) of Award under this Plan. To the extent that awards made under the terms of the EMIP are settled in shares of Stock, or that Awards granted under this Plan are deferred under the terms of the Jos. A. Bank Clothiers, Inc. 2010 Deferred Compensation Plan (the “2010 Deferred Compensation Plan”), such Stock shall be drawn from this Plan and count against the Total Authorized Shares hereunder. Total Authorized Shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(b)	Shares Counted Against Reserve. Shares shall be counted against those reserved to the extent such shares have been delivered or, subject to the following sentence, Awards have been granted which may result in shares being delivered. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be available for future grant or added to the aggregate Plan limits specified in the preceding paragraph: (i) shares tendered in payment of the exercise price of an Option, (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations, and (iii) shares of Stock repurchased by the Company with Option proceeds. To the extent that an Option or SAR is cancelled and or re-priced, such Option or SAR continues to be counted against the maximum share limit that may be granted with respect to any Covered Employee with respect to any calendar year. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under this Plan. All shares of Stock covered by a Stock Appreciation Right or Stock Option shall be counted against the Total Authorized Shares.

(c)	Adjustment of Awards. In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the Stock, the Committee shall appropriately adjust the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with new Awards and shall also adjust, in each case, in order to prevent dilution or enlargement of the rights of Grantees under this Plan, (i) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (ii) the exercise price, grant price, or purchase price relating to any outstanding Award, provided, that, (A) with respect to Awards intended to comply with the requirements of performance-based compensation under Section 162(m) of the Code, such adjustment shall be made in accordance with such Code section; (B) with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (C) with respect to other Awards to the extent necessary to comply with Section 409A of the Code, such adjustment shall be consistent with Treasury Regulations Section 1.409A-1(b)(5)(v)(D); and (iii) if applicable and to the extent the Committee determines to be appropriate, the Performance Goals applicable to outstanding Awards. The Committee shall have the authority to determine the specific adjustments that shall be made in each case in order to achieve the objectives stated in the preceding sentence. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

(d)	Dividends and Distributions on Performance-Based Awards. Notwithstanding anything to the contrary contained herein or in any Award Agreement, no dividend or other distribution shall be paid to any Grantee with regard to an Award subject to Performance Goals unless and until the Performance Goals on the underlying Award have been satisfied. Dividends and distributions accrued on shares of Restricted Stock subject to Performance Goals shall be held in escrow by the Company until it is determined whether such Performance Goals have been met and shall be forfeited back to the Company upon the failure to meet such Performance Goals.

6. Specific Terms of Awards.

(a)	General. The Committee, on behalf of the Company, is authorized under this Plan to grant the following types of Awards provided that their terms are consistent with the provisions of this Plan: Options including ISOs and NQSOs; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; and Other Cash- and Other Stock-Based Awards. The terms of each Award shall be determined by the Committee consistent with this Plan’s terms and may include terms requiring forfeiture of Awards in certain circumstances. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

Awards under this Plan may be made subject to the satisfaction of one or more Performance Goals. Performance Goals shall be established by the Committee in writing no later than ninety (90) days after the commencement of each performance period (or the date on which 25% of the performance period has elapsed, if earlier); provided that Performance Goals must be substantially uncertain to be achieved at the time the Committee establishes the Performance Goals. The Committee may apply those Performance Goals on a corporate-wide, Subsidiary or division/business segment basis; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Goals from that amount to which the Covered Employee would have been entitled based on his or her attainment of the Performance Goals.

Except to the extent inconsistent with Section 162(m) or 409A of the Code, if applicable, the vesting of any or all Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Awards may be exercised) may be accelerated in full or in part to any date as the Committee shall determine with respect to any Grantee or all Grantees and, with respect to such Grantee or Grantees, the Committee may further determine that any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse in full or in part as of any date.

(b)	Long Term Incentive Program. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of this Plan. Such Awards may be granted with value and payment contingent upon the attainment of Performance Goals. Each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)	Type of Award. The Award Agreement evidencing the grant of an Option under this Plan shall designate the Option as an ISO or an NQSO. No Grantee shall have any rights as a stockholder with respect to any shares subject to Stock Options under this Plan until said shares have been issued.

(B)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee (subject to such conditions as may be imposed by the Committee or the Company), through a “broker cashless exercise” procedure approved by the Committee or the Company, a combination of the above, or any other method approved the Committee or the Company, in any case in an amount having a combined value equal to such exercise price.

(C)	Limitations on Incentive Options.

(i) ISOs may only be granted to employees of the Company. No non-employee directors or consultants may be granted ISOs.

(ii) To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which the ISOs are exercisable for the first time by an employee during any calendar year under this Plan exceeds $100,000 (including under any other option plan of the Company or any Subsidiary of the Company), the Options in excess of this limit shall be treated as NQSOs. For that purpose, ISOs will generally be considered in the order in which they were granted. Fair Market Value shall be determined as of the date on which each such ISO is granted.

(iii) No ISO may be granted to an individual if, at the time of such grant, such individual owns (or is considered to own with Code attribution rules) Stock possessing more than ten (10) percent of the combined voting power of all classes of Stock of the Company(or any Subsidiary) unless (A) the exercise price of such ISO is at least 110% of the Fair Market Value of a share of Stock at the time the ISO is granted, and (B) such ISO is not exercisable after the expiration of five years from the date of grant.

(D)	Term and Exercisability of Options. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable (as provided in the Award Agreement), by giving written notice of such exercise to the Committee or its designated agent, or to the Company or by such other procedures as the Committee may adopt or authorize.

(E)	Termination of Employment, etc. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or a consultant of, the Company or a Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such a relationship, since the date of grant of the Option; provided, that (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and (ii) any Option that is exercised by an employee more than three months after his or her termination of employment will not be an ISO, but may be exercisable as a NQSO to the extent permitted by the terms of the Award Agreement.

(F)	Other Provisions; No Deferral of Options Permitted; No Reload Rights. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law. No provisions may be included, however, that would permit the deferral of options or option gains. No Options shall be granted in this Plan that contain reload rights upon exercise.

(ii)	SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A)	SARs Generally. A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which shall be the Fair Market Value of one share of Stock on the date of the SAR grant). Payment of a SAR may be made in cash or Stock or a combination of cash and Stock, as determined by the Committee and specified in the Award Agreement. The maximum term of any SAR shall be ten years from the date of grant. No SARs may be granted with any deferral rights; and no Grantee shall have any rights as a stockholder with respect to any shares subject to SARs under this Plan until said shares have been issued.

(B)	Tandem SARs. SARs may be granted independently or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable, and shall be exercised at the same time that the underlying Option is exercised.

(iii)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A)	Issuance and Restrictions. The Committee is authorized to grant Awards of Restricted Stock subject to such restrictions on transferability, vesting and other restrictions, if any, as the Committee may impose, all of which shall be set forth in a Restricted Stock Award Agreement. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. The Committee may place restrictions on Restricted Stock that lapse, in whole or in part, upon the attainment of Performance Goals, where the performance period is for a minimum of one year (except as provided otherwise in Section 7). Notwithstanding anything to the contrary set forth in this Section 6(b)(iii)(A), the Committee may grant, in its discretion, Awards of Restricted Stock that are not subject to the vesting limitations set forth in this paragraph, provided that such Awards, when combined with the Awards described in Section 6(b)(iv)(A) shall not exceed, in the aggregate, 10% of the Total Authorized Shares.

(B)	Rights as Stockholder. Except to the extent restricted under the Award Agreement relating to the Restricted Stock and subject to the restrictions on dividends set forth in Section 5(d), a Grantee of Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(C)	Forfeiture. Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of death, disability, Change in Control, and separation from service (except for cause); provided, however, that in the case of performance-based Restricted Stock Awards that are intended to be performance-based compensation for purposes of Section 162(m), such forfeiture conditions may lapse upon separation from service (for reasons other than death, disability or Change in Control), only to the extent that the Performance Goals are achieved.

(D)	Certificates for Stock; Book Entry. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until all restrictions have lapsed. The Grantee may be required to execute a blank stock power or other instrument of transfer with respect to the Restricted Stock to be held by the Company until such restrictions lapse. Alternatively, if the Committee directs, all shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock being noted.

(E)	Dividends. Dividends paid on Restricted Stock not subject to Performance Goals shall, at the discretion of the Committee, be paid at the dividend payment date either in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or a stock dividend, Stock distributed in connection with a special dividend, and any property other than Stock or cash distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)	Award and Restrictions. The Committee is authorized to grant Awards of Restricted Stock Units subject to such restrictions on transferability, vesting and other conditions, if any, as the Committee may impose, all of which shall be set forth in a Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. The Committee may place restrictions on Restricted Stock Units that lapse, in whole or in part, upon the attainment of Performance Goals, where the performance period is for a minimum of one year (except as provided otherwise in Section 7). Notwithstanding anything to the contrary set forth in this Section 6(b)(iv)(A), the Committee may grant, in its discretion, Awards of Restricted Stock Units that are not subject to the vesting limitations set forth in this paragraph, provided that such Awards, when combined with the Awards described in Section 6(b)(iii)(A) shall not exceed, in the aggregate, 10% of the Total Authorized Shares.

(B)	Timing of Delivery of Stock or Cash. Unless the Grantee has made a timely election to defer receipt of shares to be delivered pursuant to an award of Restricted Stock Units in accordance with Section 6(b)(iv)(D) of this Plan and the terms of the 2010 Deferred Compensation Plan, delivery of Stock or cash, as determined by the Committee in the Award Agreement, will occur upon expiration of the vesting and delivery period specified for the particular Award of Restricted Stock Units.

(C)	Forfeiture. Upon termination of employment with, or service to, the Company or any Subsidiary of the Company, during the period to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and accrued but unpaid dividend equivalents, if any, that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of death, disability, Change in Control, and separation from service (except for cause); provided, however, that in the case of performance based Restricted Stock Units that are intended to be performance-based compensation for purposes of Section 162(m), such forfeiture conditions may lapse upon separation from service (for reasons other than death, disability or Change in Control), only to the extent that the Performance Goals are achieved.

(D)

Deferral of Receipt of RSU Shares. To the extent permitted by the Committee or the terms of an RSU Award (or any Performance Based Award under which an RSU Award may be granted), or a Restricted Stock Unit Award under Section 6(d) below, the Grantee may elect to defer the delivery of shares of Stock that otherwise would be due upon the satisfaction, lapse or waiver of restrictions with respect to such RSUs, by timely filing a deferral election in accordance with the terms of the 2010 Deferred Compensation Plan. The deferral, if elected, will result in the transfer of the RSUs into the 2010 Deferred Compensation Plan’s Stock Equivalent Fund in effect at the time the shares deliverable pursuant to the RSUs would have otherwise been distributed. The 2010 Deferred Compensation Plan rules will govern the deferral election and the administration of this Award beginning on the date the RSUs vest and are credited to the 2010 Deferred Compensation Plan.

(E)	Dividend Equivalents. If so provided in the terms of the RSU Award, with respect to each cash dividend or other distribution (if any) paid with respect to the Stock of the Company to holders of record on and after the Grant Date, a number a shares of Stock shall be accrued on the records of the Company, in an amount equal to the product of (i) the amount of such dividend or other distribution paid with respect to one share of Stock, multiplied by (ii) the number of RSUs granted hereunder, and (iii) divided by the Fair Market Value of one share of Stock on the applicable dividend or distribution payment date for the dividend or other distribution, which amount shall be credited in the form of additional RSUs on such date. No dividend equivalents shall be paid to the Grantee prior to the settlement of the Award. Rather, such dividend equivalent payments shall accrue and be notionally credited and paid out upon settlement of and at the same time as the Award with the same form of consideration used to settle to the underlying RSUs. At such time(s) as the Grantee receives a distribution of shares of Stock or cash in respect to vested RSUs (or deferred, vested RSUs, as applicable), the Company shall also distribute such number of shares of Stock or cash as are accrued under this paragraph. To the extent that an RSU Award is intended to be performance-based compensation for purposes of Section 162(m), no dividend equivalents shall be paid with respect to a RSU Award to the extent that Performance Goals are not achieved.

(v)	Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of this Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. If provided by the terms of the Award, dividend equivalents may be credited on Other Stock-Based Awards, in the same manner, and to the same extent as with respect to Restricted Stock Units; and no dividend equivalents shall be paid on Other-Stock-Based Awards that do not vest. Dividend Equivilents shall be paid at the same time and in the same manner as the underlying Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum payment that any Grantee may receive with respect to Other Cash -Based Awards pursuant to this Section 6(b)(v) in respect of any annual (or shorter) performance period is $5,000,000. For any other performance period in excess of one year, such amount shall be multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased in the sole discretion of the Committee based on individual performance and such other factors as it deems appropriate in the circumstances. No payment shall be made to a Covered Employee prior to the written certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

(c)	Annual Incentive Program. The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of this Plan. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any calendar year is the dollar limit specified in the EMIP, which limit is incorporated herein by reference and subject to separate shareholder authorization on a periodic basis. Payments earned hereunder may be decreased in the sole discretion of the Committee based on individual performance and such other factors as it deems appropriate in the circumstances.

No payment shall be made to a Covered Employee prior to the written certification by the Committee that the Performance Goals have been attained (if such Award is intended to be performance-based compensation for purposes of Section 162(m)). The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

(d)	Automatic Awards to Non-Employee Directors. Unless the Committee determines in its discretion to make a lesser Award or no Award, (i) any person who first becomes a non-employee director of the Company after the Effective Date (as defined in Section 8(d) of this Plan), shall automatically receive upon his or her election to the Board an inaugural award of 1,500 Restricted Stock Units on such date and (ii) on each June 1 (or the next business day thereafter if June 1 shall not be a business day) after the Effective Date, each person serving as a non-employee director of the Company on such date shall receive an annual award of 2,250 Restricted Stock Units. Each of the automatic Awards made pursuant to this Section 6(d) shall be on such vesting and other terms as provided in the Company’s non-employee Directors’ Restricted Stock Unit Award Agreement (or such other Award Agreement as shall be approved from time to time by the Committee for such automatic grants). If a non-employee director ceases to serve as a director of the Company for any reason, such non-employee director’s Restricted Stock Units granted pursuant to this Section 6(d) shall terminate to the extent that the vesting of such Restricted Stock Units has not been accelerated in accordance with the terms thereof, and such former non-employee director shall have no rights with respect to, or in respect of, such terminated Restricted Stock Units.

7. Change in Control Provisions.

Except as otherwise expressly provided by the terms of an Award Agreement, if there is a Change in Control, then the Board, or the board of directors of any entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Awards in its sole and absolute discretion, to the extent such action is consistent with Section 409A of the Code, if applicable:

(a)	Awards May Be Continued, Assumed or Substituted. Any surviving entity or acquirer (or the surviving or acquiring entity’s parent company) may assume or continue any or all Awards outstanding under this Plan or may substitute similar stock awards for Awards outstanding under this Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving entity or acquirer (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may assume, continue or substitute some Awards and not others.

(b)	Accelerated Vesting of Awards. The vesting of any or all Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board shall determine with respect to any Grantee or all Grantees and, with respect to such Grantee or Grantees, the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse in full or in part as of a date on or prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control).

(c)

Payment for Awards in Lieu of Exercise. The Board may provide that the holder of an Award may not exercise such Award but will receive a payment, in such form of consideration as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award (including, at the discretion of the Board, any portion of such Award whose vesting is accelerated as provided in (b) above), over (B) any exercise price payable by such holder in connection with such exercise.

8. General Provisions.

(a)	Nontransferability; Anti-Hedging; Anti-Pledging. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his or her guardian or legal representative. A Grantee may not engage in any hedging transaction with respect to any Award or shares issued under any Award. Hedging transactions shall include, without limitation, puts, calls, short sales, options or other derivative securities to hedge or offset the decline in value of an Award or shares issued thereunder. A Grantee may not pledge as collateral for a loan any Award or shares issued under any Award.

(b)	No Right to Continued Employment, etc. Nothing in this Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in this Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment, service or independent contractor relationship.

(c)	Taxes. The Company or any Subsidiary of the Company is authorized to, and shall, withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations or to require Grantee through payroll withholding or cash payment to satisfy all or part of Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee shall or may satisfy such obligation (in whole or in part) by electing to have withheld a portion of the shares of Stock otherwise to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld. All Awards made under this Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and any regulations or guidance promulgated thereunder and this Plan and such Awards shall be interpreted in a manner consistent with such interpretation. However, the Company makes no representation as to the tax consequences to any Grantee of any Award, and Grantees are solely responsible for any and all income, excise or other taxes imposed on them with respect to any Award.

(d)	Stockholder Approval; Amendment and Termination.

(i)	This Plan shall become effective on the date that it is approved by the requisite vote of the Company’s stockholders (the “Effective Date”).

(ii)

The Board may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for this Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Without limiting the generality of the foregoing, stockholder approval shall be required for any amendment to this Plan which (a) increases the maximum number of shares of Stock available under this Plan, (b) changes the conditions for eligibility to participate in this Plan, or (c) otherwise materially increases the benefits accruing to Plan participants. Notwithstanding the foregoing, no amendment to or termination of this Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under this Plan.

(e)	Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of this Plan, this Plan shall expire on April 26, 2023, the tenth anniversary of the date this Plan was adopted by the Board. No Awards shall be granted under this Plan after such expiration date. The expiration of this Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f)	Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under this Plan, consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no deferrals shall be permitted with respect to Options, SARs or Restricted Stock Awards.

(g)	No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate for such shares or the issuance of shares in book-entry form.

(h)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in this Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)	No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Adjustment of Awards due to Restatement of Earnings. It is the policy of the Company that the Company will, to the extent permitted by governing law, require reimbursement of any cash or equity-based incentive compensation paid under this Plan or any other incentive compensation paid by the Company to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Company will, to the extent practicable, seek to recover the described cash or equity-based incentive compensation for the relevant period, plus a reasonable rate of interest. In addition, with respect to other Grantees, the Committee may make retroactive adjustments to, and the Grantee shall reimburse to the Company, any cash or equity-based incentive compensation paid to the Grantee where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the Grantee otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Grantee’s misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the Grantee’s cash or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. Without limiting any of the foregoing, Grantees shall reimburse the Company, and the Company shall recover from Grantees, those amounts required pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any other legal requirements now or hereafter in effect.

(k)	Regulations and Other Approvals.

(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to this Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)	In the event that the disposition of Stock acquired pursuant to this Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to this Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv)	The Committee may require a Grantee receiving Stock pursuant to this Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(l)	No Restriction on Corporate Action. No Grantee or his or her beneficiary shall have any right or claim against the Company or any Subsidiary or its or their directors or officers as the result of any action or transaction that the Company or Subsidiary or its or their directors or officers determines to be appropriate or in the best interest of the Company or a Subsidiary.

(m)	Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(n)	Original Plan. This Plan is an amendment and restatement of the Original Plan, which shall no longer be of any force or effect. All shares and awards issued under the Original Plan shall be deemed issued hereunder and any reference in an award agreement issued under the Original Plan shall be deemed a reference to this Plan.

Adopted by the Board of Directors: April 26, 2013

Approved by the Stockholders:                      , 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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0000178836_1 R1.0.0.51160

JOS. A. BANK CLOTHIERS, INC.

500 HANOVER PIKE

HAMPSTEAD, MD 21074-2095

ATTN: CHARLES D. FRAZER

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you vote FOR

the following:

1. Election of Directors For Against Abstain

01 James H. Ferstl

02 Sidney H. Ritman

The Board of Directors recommends you vote FOR

proposals 2, 3 and 4. For Against Abstain

2. Ratification of the appointment of Deloitte &

Touche LLP as the Company’s registered public

accounting firm for the fiscal year ending

February 1, 2014.

3. An advisory resolution to approve the

compensation of the Company’s named executive

officers.

4. Approval of the amendment and restatement of

the Jos. A. Bank Clothiers, Inc. 2010 Equity

Incentive Plan.

NOTE: Election of James H. Ferstl and Sidney H.

Ritman as Directors for terms expiring at the

Company’s 2016 Annual Meeting of Stockholders, or

at such later time as their respective successors

have been duly elected and qualified.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000178836_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement,

and Annual Report on Form 10-K is/are available at www.proxyvote.com .

JOS. A. BANK CLOTHIERS, INC.

Annual Meeting of Stockholders

June 21, 2013 10:00 a.m.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints R. Neal Black and Charles D. Frazer, and each of them, as Proxy or Proxies of the undersigned, each with full power of substitution and resubstitution, to attend and represent the undersigned at the annual meeting of stockholders of Jos. A. Bank Clothiers, Inc. to be held at the Company’s headquarters,

500 Hanover Pike, Hampstead, Maryland 21074, on June 21, 2013 at 10:00 a.m. Eastern Time, or at any

adjournments or postponements thereof, and vote thereat the number of shares of stock of the Company which the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card, and in their discretion (or the discretion of either of them) on all other matters properly coming before the meeting or any adjournments or postponements thereof.

When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Mr. Ferstl and Mr. Ritman; “FOR” the ratification of the appointment of Deloitte & Touche

LLP; “FOR” the advisory resolution to approve the compensation of the Company’s named executive officers; and “FOR” the approval of the amendment and restatement of the Jos. A. Bank Clothiers, Inc.

2010 Equity Incentive Plan.

Continued and to be signed on reverse side